                                                           Exhibit 10.12
        ================================================================


                                CREDIT AGREEMENT



                                      among



                          UNIVISION COMMUNICATIONS INC.



                           THE LENDERS PARTIES HERETO,



                                 BANQUE PARIBAS
                            THE CHASE MANHATTAN BANK
                               as Managing Agents



                                       and



                            THE CHASE MANHATTAN BANK
                             as Administrative Agent



                         Dated as of September __, 1996


        ================================================================

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----
SECTION 1.  DEFINITIONS.......................................................................................  2
         1.1  Defined Terms...................................................................................  2
         1.2  Other Definitional Provisions................................................................... 31

SECTION 2.  AMOUNT AND TERMS OF LOANS AND LETTERS OF
         CREDIT; COMMITMENT AMOUNTS........................................................................... 31
         2.1  Revolving Loans and Letters of Credit; Revolving
              Loan Commitment Amounts......................................................................... 31
         2.2  Term Loans; Term Loan Commitment................................................................ 36
         2.3  Incremental Loan Facility....................................................................... 38
         2.4  Issuance of Letters of Credit................................................................... 42
         2.5  Optional Prepayments............................................................................ 45
         2.6  Mandatory Prepayments........................................................................... 46
         2.7  Conversion and Continuation Options............................................................. 48
         2.8  Minimum Amounts of Tranches..................................................................... 49
         2.9  Interest Rates and Payment Dates................................................................ 49
         2.10 Computation of Interest and Fees................................................................ 50
         2.11 Inability to Determine Interest Rate............................................................ 51
         2.12 Pro Rata Treatment and Payments................................................................. 51
         2.13 Illegality...................................................................................... 52
         2.14 Increased Costs................................................................................. 52
         2.15 Taxes........................................................................................... 54
         2.16 Indemnity....................................................................................... 55
         2.17 Unused Commitment Fees.......................................................................... 56
         2.18 Mitigation of Costs............................................................................. 56

SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................................................... 57
         3.1  Financial Condition............................................................................. 57
         3.2  No Change....................................................................................... 58
         3.3  Corporate Existence; Compliance with Law........................................................ 58
         3.4  Corporate/Partnership Power; Authorization;
              Enforceable Obligations......................................................................... 58
         3.5  No Legal Bar.................................................................................... 59
         3.6  No Material Litigation.......................................................................... 59
         3.7  Ownership of Property; Liens.................................................................... 59
         3.8  Intellectual Property........................................................................... 60
         3.9  Taxes........................................................................................... 60
         3.10 Federal Regulations............................................................................. 61
         3.11 ERISA........................................................................................... 61
         3.12 Investment Company Act; Other Regulations....................................................... 61
         3.13 Material Agreements............................................................................. 61
         3.14 Subsidiaries.................................................................................... 62
         3.15 Purpose of Loans................................................................................ 62
         3.16 Environmental Matters........................................................................... 63
         3.17 Accuracy and Completeness of Information........................................................ 63
         3.18 Real Property Assets............................................................................ 64

         3.19  Permits, Etc................................................................................... 64
         3.20  Patents, Trademarks, Etc....................................................................... 65
         3.21  Copyright Act Requirements..................................................................... 65
         3.22  Nature of Business............................................................................. 65
         3.23  FCC Matters; Media Licenses.................................................................... 66
         3.24  Ranking of Loans............................................................................... 66
         3.25  Executive Offices.............................................................................. 66
         3.26  Insolvency..................................................................................... 66
         3.27  Labor Matters.................................................................................. 66
         3.28  Condemnation................................................................................... 67
         3.29  Leases, Licenses, Permits, Site Use Agreements
                  and Other Occupancy Agreements.............................................................. 67
         3.30  Corporate Organization......................................................................... 67
         4.1   Conditions to Initial Closing Date............................................................. 67
         4.2   Conditions to Second Closing Date.............................................................. 73
         4.3   Conditions to Incremental Loans................................................................ 75
         4.4   Conditions to Each Loan or Letter of Credit.................................................... 77

SECTION 5.  AFFIRMATIVE COVENANTS............................................................................. 78
         5.1  Financial Statements............................................................................ 78
         5.2  Certificates; Other Information................................................................. 79
         5.3  Payment of Obligations.......................................................................... 82
         5.4  Conduct of Business and Maintenance of Existence................................................ 82
         5.5  Maintenance of Property; Insurance.............................................................. 82
         5.6  Inspection of Property; Books and Records;
                  Discussions................................................................................. 84
         5.7  Environmental Laws.............................................................................. 84
         5.8  Use of Proceeds................................................................................. 85
         5.9  Compliance With Laws, Etc....................................................................... 85
         5.10 Media Licenses.................................................................................. 85
         5.11 Guarantees, Etc................................................................................. 86
         5.12 License Subsidiaries............................................................................ 86
         5.13 Interest Rate Protection........................................................................ 86
         5.14 Acquisition of Real Property in Fee Simple...................................................... 87
         5.15 Leases and Licenses............................................................................. 87
         5.16 Notices......................................................................................... 87
         5.17 Accounts........................................................................................ 88
         5.18 Sponsor Loans................................................................................... 88

SECTION 6.  NEGATIVE COVENANTS................................................................................ 88
         6.1  Financial Condition Covenants................................................................... 88
         6.2  Limitation on Indebtedness...................................................................... 90
         6.3  Limitation on Liens............................................................................. 92
         6.4  Limitation on Fundamental Changes............................................................... 93
         6.5  Limitation on Sale of Assets.................................................................... 95
         6.6  Limitation on Dividends......................................................................... 95
         6.7  Limitation on Investments, Loans and Advances................................................... 96
         6.8  Limitation on Modifications of Debt Instruments;
              Repurchase of Junior Subordinated Notes; Payment
              of Programming Costs Under Program Cost Sharing
              Agreement....................................................................................... 98
         6.9  Transactions with Affiliates.................................................................... 98

         6.10  Fiscal Year.................................................................................... 98
         6.11  Restrictions Affecting Subsidiaries............................................................ 99
         6.12  Lease Obligations.............................................................................. 99
         6.13  Unfunded Liabilities........................................................................... 99
         6.14  Management Fees................................................................................ 99
         6.15  Material Agreements............................................................................ 99
         6.16  Limitation on Equity Offerings.................................................................100

SECTION 7.  EVENTS OF DEFAULT.................................................................................100

SECTION 8.  THE ADMINISTRATIVE AGENT AND THE MANAGING
         AGENTS...............................................................................................104
         8.1  Appointment.....................................................................................104
         8.2  Delegation of Duties............................................................................105
         8.3  Exculpatory Provisions..........................................................................105
         8.4  Reliance by Administrative Agent and Managing
              Agents..........................................................................................105
         8.5  Notice of Default...............................................................................106
         8.6  Non-Reliance on Administrative Agent, Managing
              Agents and Other Lenders........................................................................106
         8.7  Indemnification.................................................................................107
         8.8  Administrative Agent and Managing Agents in Their
              Individual Capacities...........................................................................108
         8.9  Successor Administrative Agent or Managing
              Agents..........................................................................................108
         8.10 Managing Agents.................................................................................109

SECTION 9.  MISCELLANEOUS.....................................................................................110
         9.1  Amendments and Waivers..........................................................................110
         9.2  Notices.........................................................................................111
         9.3  No Waiver; Cumulative Remedies..................................................................112
         9.4  Survival of Representations and Warranties......................................................112
         9.5  Payment of Expenses and Taxes...................................................................112
         9.6  Successors and Assigns; Participations;
              Purchasing Lenders; Additional Incremental
              Lenders.........................................................................................114
         9.7  Adjustments; Set-Off............................................................................118
         9.8  Counterparts....................................................................................119
         9.9  Severability....................................................................................119
         9.10 Integration.....................................................................................119
         9.11 GOVERNING LAW...................................................................................120
         9.12 Submission to Jurisdiction; Waivers; Appointment
              of Process Agent................................................................................120
         9.13 Acknowledgements................................................................................120
         9.14 WAIVERS OF JURY TRIAL...........................................................................121
         9.15 Headings........................................................................................121
         9.16 Conflict of Terms...............................................................................121
         9.17 Copies of Certificates, Etc.....................................................................121
         9.18 Confidentiality.................................................................................121
         9.19 Publicity.......................................................................................122
                  ............................................................................................123

Exhibits

         A        Form of Revolving Note
         B        Form of Term Note
         C        Form of Incremental Note
         D        Form of Assignment and Acceptance
         E        Form of Joining Lender Agreement
         F        Form of No Default/Representation Certificate
         G        Form of Covenant Compliance Certificate
         H        Form of Continuation Notice
         I        Form of Letter of Credit Request
         J        Form of Activation Notice
         K        Form of Opinion of Counsel to Borrower and Guarantors
         L        Form of Excess Cash Flow Certificate


Schedules

         1        Revolving Loan Commitments
         2        Term Loan Commitments
         3        Lender Notice Addresses
         4        Borrower Subsidiaries
         5        Borrower Indebtedness
         6        Borrower Liens
         7        Loan Parties' Permits and Approvals
         8        Loan Parties' Real Property Assets
         9        Borrower Stations/Media Licenses
         10       Borrower's and Subsidiaries' Executive Offices
         11       Borrower Litigation/FCC Proceedings
         12       Borrowers' and Subsidiaries' Investments
         13       Transponder Leases

                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of September __, 1996, among UNIVISION COMMUNICATIONS INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANQUE PARIBAS, a French banking corporation ("Paribas"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as managing agents for the Lenders hereunder (in such capacity, the "Managing Agents"), THE BANK OF NEW YORK, a New York banking corporation, and NATIONSBANK OF TEXAS, N.A., a national banking association, as co-agents for the Lenders hereunder (in such capacity, the "Co-Agents") and CHASE, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:

        WHEREAS, the Borrower plans to issue 7,750,000 shares of its Class A Common Stock pursuant to an initial public offering (the "IPO") on or about September __, 1996;

        WHEREAS, the Borrower has requested that the Lenders extend loans to it prior to the consummation of the IPO for the purpose of enabling certain of its subsidiaries to repay indebtedness, and making other expenditures, as follows:
(i) for Univision Television Group, Inc., a Delaware corporation ("UTG") to repay all obligations under that certain Amended and Restated Credit Agreement dated as of February 14, 1996 (the "Existing Credit Agreement") among UTG, Paribas and Chase, as Managing Agents, and the financial institutions parties thereto, which Existing Credit Agreement shall then be canceled, (ii) for UTG to defease all its 11-3/4% Senior Subordinated Notes due 2001 (the "Senior Subordinated Notes"), (iii) for UTG to repay all its indebtedness to The Univision Network Limited Partnership, a Delaware limited partnership ("Network"), which payments will be used by Network to make distributions to its partners, (iv) for the Borrower to purchase partnership interests in Network and
(v) to pay fees and expenses payable in connection with the execution of this Agreement;

        WHEREAS, the Borrower has requested that the Lenders extend loans to it upon consummation of the IPO for the purpose of enabling it and its subsidiaries to repay indebtedness, make investments and make distributions to certain owners, as follows: (i) for UTG to repay all its obligations to Pack-a-Snack N.V., a Netherlands Antilles corporation ("Pack-a-Snack") and Grupo Televisa S.A. de C.V. ("Televisa"), (ii) for the Borrower to make certain distributions to its shareholders,

(iii) for Network to repay all principal and interest under that certain promissory note dated July 1, 1996 in the principal amount of $15,000,000 made by Network and payable to Univisa, Inc., a Delaware corporation ("Univisa") (the "Galavision Note") in connection with Network's purchase of Galavision Inc., a Delaware corporation ("Galavision"), (iv) for the Borrower to invest in Entravision Communications Company LLC, a Delaware limited liability company and
(v) for general corporate purposes.

         WHEREAS, the Borrower has requested that the Lenders extend loans and make available letters of credit to it from time to time upon and subsequent to the consummation of the IPO for certain acquisitions, the repayment of certain indebtedness and general corporate purposes of the Borrower and its subsidiaries, in each case on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Accountants": Arthur Andersen LLP or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and satisfactory to the Managing Agents.

         "Acquisitions": (i) the acquisition by, or investment in, any Media/Communications Business by the Borrower or its Subsidiaries or (ii) the entering into by the Borrower or its Subsidiaries of any Program Services Agreement, in each case as permitted by Section 6.7(g).

         "Activation Date": the date set forth in the Activation Notice as the effective date of the Aggregate Incremental Loan Commitment, which date must be during the period from and including the Second Closing Date to but excluding the Incremental Loan Commitment Termination Date.

         "Activation Notice": a notice given by the Borrower and each Incremental Loan Lender to the Administrative Agent, substantially in the form of Exhibit J.

         "Additional Incremental Lender": as defined in Section 9.6(c).

         "Administrative Agent": as defined in the preamble hereto.

        "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 10% or more of the ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, however, that Perenchio, his Permitted Transferees and each of their respective Affiliates shall be deemed to be Affiliates of the Borrower and each other Loan Party.

        "Affiliated Stations": the twenty full-power television stations, the nineteen low-power television stations and the approximately 740 cable television systems with which Network has Affiliation Agreements and any other Stations which hereafter enter into an Affiliation Agreement with Network.

        "Affiliation Agreements": the Affiliation Agreements between Network and the Affiliated Stations, as such agreements may be amended or otherwise modified from time to time.

        "Aggregate Available Revolving Loan Commitment": the sum of the Available Revolving Loan Commitments of each Lender.

        "Aggregate Commitment": the sum of the Aggregate Revolving Loan Commitment, the Aggregate Term Loan Commitment and, if activated, the Aggregate Incremental Loan Commitment.

        "Aggregate Incremental Loan Commitment": the sum of the Incremental Loan Commitments set forth in the Activation Notice, as the same may be adjusted from time to time pursuant to the provisions hereof, provided that the Aggregate Incremental Loan Commitment shall not exceed the Maximum Incremental Loan Facility.

        "Aggregate Revolving Loan Commitment": the sum of the Revolving Loan Commitments set forth on Schedule 1, as the same may be adjusted from time to time pursuant to the provisions hereof.

        "Aggregate Term Loan Commitment": the sum of the Term Loan Commitments set forth on Schedule 2.

        "Agreement": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

        "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Commercial Lending Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Commercial Lending Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime commercial lending rate in effect at its principal office in New York City. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Commercial Lending Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Commercial Lending Rate or the Federal Funds Effective Rate, respectively.

        "Alternate Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

        "Applicable Lending Office": for any Lender, its offices for LIBOR Loans, Alternate Base Rate Loans and participations in Letters of Credit, specified in Schedule 1 or 2 or in the Assignment and Acceptance or Joining Lender Agreement pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Administrative Agent and the Borrower, be changed by such Lender.

        "Applicable Margin": for each LIBOR Loan and for each Alternate Base Rate Loan as set forth below:

                                                                   Alternate
   Leverage Level                                    LIBOR         Base Rate
   --------------                                    -----         ---------

   1(greater than =5.00:1)                           +1.500%         +.250%
   2(less than 5.00:1- greater than =4.50:1)         +1.375%         +.125%
   3(less than 4.50:1- greater than =4.00:1)         +1.125%             0

   4(less than 4.00:1- greater than =3.50:1)         +1.000%              0
   5(less than 3.50:1- greater than =3.00:1)         +0.875%              0
   6(less than 3.00:1)                               +0.750%              0

        "Asset Disposition": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any of its Subsidiaries; provided that Asset Dispositions shall not include (i) the sale in the ordinary course of business of equipment and vehicles, the proceeds of sale of which are used within 90 days after the sale date to refinance Indebtedness (including Revolving Loans) incurred to purchase or to commit to purchase, replacement equipment and vehicles to be used in the ordinary course of business and (ii) other sales of assets in the ordinary course of business which do not have a fair market value exceeding $2,000,000 in the aggregate in any fiscal year or $10,000,000 in the aggregate from the period from the Initial Closing Date through the Incremental Loan Maturity Date.

        "Assignment and Acceptance": an Assignment and Acceptance in the form of Exhibit D to this Agreement.

        "Available Incremental Loan Commitment": with respect to each Incremental Loan Lender on the date of determination thereof, the amount by which (a) the Incremental Loan Commitment of such Lender on such date exceeds
(b) the principal sum of such Lender's Incremental Loans outstanding.

        "Available Revolving Loan Commitment": with respect to each Lender having a Revolving Loan Commitment on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding,
(ii) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

        "Available Term Loan Commitment": on the Second Closing Date, with respect to each Lender having a Term Loan Commitment, the amount by which (a) the Term Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's Term Loans outstanding.

        "Borrower":  as defined in the preamble hereto.

        "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

        "Capital Expenditures": for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, all such property held under capital leases); provided, however, that Capital Expenditures shall exclude (i) any expenditures which arise from Program Rights Obligations and (ii) any expenditures permitted hereunder with respect to Transponder Leases.

        "Capitalized Lease Obligations": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP; provided, that "Capitalized Lease Obligations" shall not include any such obligations relating to Transponder Leases.

        "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

        "Cash Collateral Deposit": cash deposits made by the Borrower to the Administrative Agent, to be held by the Administrative Agent as Collateral pursuant to the Security Agreement, for the reimbursement of drawings under Letters of Credit.

        "Cash Income Taxes": cash income taxes paid by the Borrower and its consolidated Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

        "Change in Control": (a) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, whether or not applicable) other than Perenchio and any Person or group of Persons that are Permitted Transferees of Perenchio or are as of the date hereof Affiliates of Perenchio, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the Borrower or (b) the Borrower shall cease to be the beneficial owner, directly or indirectly, of 100% of the total Voting Power of each Guarantor.

        "Chase":  as defined in the preamble hereto.

        "Code": the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

        "Collateral Documents": the Security Agreement, all notices of security interests in deposit accounts requested by the Administrative Agent pursuant to the Security Agreement, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrower.

        "Combined Entities": UTG, Network and their respective Subsidiaries are herein referred to collectively as the "Combined Entities" with regard to periods prior to consummation of the IPO. Financial calculations relating to the Combined Entities shall give effect to eliminations in the combination of accounts of such entities in accordance with GAAP.

        "Combined Entities Loan Agreement": the Loan Agreement between UTG and Network, dated as of December 17, 1992, pursuant to which each of UTG and Network have agreed to make loans, under certain conditions set forth therein, to each other, which loans shall be subordinate in all respects to the Loans by the Lenders, as the same may be modified or amended from time to time in accordance with the terms hereof.

        "Combined Entities Loans": loans made pursuant to the terms of the Combined Entities Loan Agreement.

        "Combined Net Time Sales": for any period, all time sales, including barter and trade and television subscription revenue, less advertising commissions, Special Event Revenue, music license fees, outside affiliate compensation and taxes (other than withholding taxes) paid by Network pursuant to Section 5.4 of the Program License Agreements and similar taxes paid by UTG, calculated in accordance with GAAP, of the Borrower and its Subsidiaries, for such period. Unless otherwise agreed in writing between the parties, barter and trade sales shall be valued at the fair market value of the goods or services received by the Borrower and its Subsidiaries.

        "Commitment Percentage": as to any Lender at any time, the percentage of the Aggregate Commitment then constituted by such Lender's Commitments.

        "Commitments": as to any Lender, its Revolving Loan Commitment, its Term Loan Commitment and, if it is an Incremental Loan Lender, its Incremental Loan Commitment.

        "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

        "Communications Act": the Communications Act of 1934, as amended, and the rules and regulations issued thereunder, as from time to time in effect.

        "Consents": the consents in form and substance reasonably satisfactory to the Managing Agents, executed by the counterparties to such contracts, leases, licenses, permits or other agreements listed on Schedule D to the Security Agreement and the Guarantor Security Agreements.

        "Consideration": with respect to any Acquisition, the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under Non-Compete Agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses. Notwithstanding anything herein to the contrary, no Acquisition involving the assumption of debt by the Borrower or its Subsidiaries shall be permitted if such assumption would violate the terms of this Agreement.

        "Continuation Notice": a request for continuation or conversion of a Loan as set forth in Section 2.9, substantially in the form of Exhibit H.

        "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Covenant Compliance Certificate": a certificate of the Chief Financial Officer of the Borrower substantially in the form of Exhibit G hereto.

        "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Dennevar B.V.": Dennevar B.V., a Dutch corporation wholly- owned indirectly by Venevision.

        "Dollars" and "$": dollars in lawful currency of the United States.

        "Drawing Lender": as defined in Section 2.4(c).

        "EBITDA": for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of (1) Net Income after eliminating extraordinary gains and losses and all non-cash programming payments pursuant to the Program Cost Sharing Agreement, plus (i) provisions for taxes,
(ii) depreciation and amortization (including amortization of Program Rights Payments), (iii) Interest Expense, (iv) permitted termination payments owing by the Borrower or its Subsidiaries resulting from early termination of a time brokerage agreement, local marketing agreement or similar agreement, (v) payments made pursuant to Non-Compete Agreements and (vi) other non-cash charges, all to the extent deducted from the computation of Net Income, but after deducting (A) Program Rights Payments made or scheduled to be made, (B) non-cash revenues (to the extent included in the calculation of Net Income) and
(C) principal payments for Transponder Leases and (2) proceeds from Sponsor Loans made to UTG (such proceeds to be calculated for such calculation period without any setoff for Sponsor Loans reduced pursuant to the Program Cost Sharing Agreement Waiver).

        "Election Notice":  as defined in Section 2.3(f).

        "Entravision":  as defined in the recitals hereto.

        "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or at any time hereafter in effect.

        "Equity Offering": all public offerings of the Capital Stock of any Person from time to time, other than the IPO.

        "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

        "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Eurodollar Business Day": shall mean any day on which banks are open for dealings in Dollar deposits in the London Interbank Market.

        "Excess Cash Flow": for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to EBITDA (provided that Program Rights Payments deducted in the calculation thereof shall be limited to Program Rights Payments actually made) for such period, less, during such period (in each case, without duplication), (i) Total Debt Service, (ii) Cash Income Taxes, (iii) Capital Expenditures (other than those made with the proceeds of a financing covered by Section 6.3(j)), not in excess of the amount permitted by the Loan Documents, (iv) increases (or plus decreases) in Net Working Investment and (v) Restricted Payments under Section 6.6(iii).

        "Excluded Taxes": all taxes imposed on or by reference to the net income of the Administrative Agent, each Managing Agent or any Lender or its Applicable Lending Office and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender or its Applicable Lending Office, in each case, imposed:

                (i) by the jurisdiction in which the Applicable Lending Office or other branch of such Person is located or in which such Person is organized or has its principal or registered office;

            (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender other than a connection arising solely from this Agreement or any transaction contemplated hereby;

           (iii) by the United States or any political subdivision thereof or therein including without limitation, branch profits taxes imposed by the United States or similar taxes imposed by any subdivision thereof; or

            (iv) by reason of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to
        Section 2.15(b) or Section 9.6.

        "Existing Credit Agreement": as defined in the recitals hereto.

        "FCC": the Federal Communications Commission or any successor thereto.

        "Federal Funds Effective Rate": as defined in the definition of "Alternate Base Rate" contained in this Section 1.1.

        "Financial Statements": as defined in Section 3.1.

        "Fixed Charge Coverage Ratio": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of EBITDA for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters to the sum of (i) Total Debt Service for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (ii) Capital Expenditures for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (iii) Cash Income Taxes for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iv) Restricted Payments under Section 6.6(iii) paid by the Borrower or any Subsidiary for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

        "Funded Debt": the sum of the outstanding principal balance of all Capitalized Lease Obligations, and all Indebtedness of the Borrowers and its Subsidiaries other than (A) Indebtedness described in clauses (h), (j), (k),
(l), (m) and (n) of Section 6.2 and (B) the defeased Subordinated Notes.

        "GAAP": generally accepted accounting principles in the United States in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of its covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

        "Galavision":  as defined in the recitals hereto.

        "Galavision Note":  as defined in the recitals hereto.

        "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

        "Guarantees": the guarantees made by each of the Guarantors and all other guarantees executed by a Guarantor in favor of the Lenders or the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Majority Lenders, as the same may be amended or modified from time to time in accordance with the terms hereof.

        "Guarantor Collateral": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guarantees.

        "Guarantor Collateral Documents": the Guarantor Security Agreements, all notices of security interests in deposit accounts requested by the Administrative Agent pursuant to the Guarantor Security Agreements, Form UCC-1 Financial Statements and amendments thereto and any other document encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by any Guarantor.

        "Guarantors": (a) prior to the Second Closing Date, PTI, UTG, PTI Holdings, Galavision, Sunshine, Sunshine L.P., Network, Network Holding, each Subsidiary of the foregoing (other than License Subsidiaries) and all other Persons that guarantee all or part of the Obligations prior to the Second Closing Date and (b) on and after the Second Closing Date, UTG, PTI Holdings, Galavision, Sunshine, Sunshine L.P., Network, each Subsidiary of the foregoing entities referred to in this clause (b) (other than License Subsidiaries) and all other Persons that guarantee all or part of the Obligations from time to time.

        "Guarantor Security Agreements": the Guarantor Security Agreements, in form and substance reasonably satisfactory to the Majority Lenders, made by each Guarantor in favor of the Administrative Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Guarantors encumbered thereby, as the same may be amended from time to time in accordance with the terms hereof.

        "Incremental Loan":  as defined in Section 2.3(a).

        "Incremental Loan Commitment": the commitment of each Incremental Loan Lender to make Incremental Loans hereunder through its Applicable Lending Office, as indicated in the Activation Notice.

        "Incremental Loan Commitment Percentage": with respect to each Incremental Loan Lender, the percentage equivalent of the ratio which such Incremental Loan Lender's Incremental Loan Commitment bears to the Aggregate Incremental Loan Commitment.

        "Incremental Loan Commitment Termination Date": June 30, 1999 or such earlier date as the Aggregate Incremental Loan Commitment may expire (whether by acceleration, reduction to zero or otherwise).

        "Incremental Loan Lender": each Lender having an Incremental Loan Commitment and/or which shall have Incremental Loans outstanding.

        "Incremental Loan Maturity Date": August 31, 2004 or such earlier date on the Aggregate Incremental Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise.

        "Incremental Loan Reduction Dates": the dates on which scheduled principal payments of the Incremental Loans are due, as set forth in the table in Section 2.3(d).

        "Incremental Note" and "Incremental Notes": as defined in Section
2.3(c).

        "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) current income taxes) or which is evidenced by a note, bond, debenture or similar instrument, excluding Program Rights Obligations, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days), (f) all obligations of such Person under Non-Compete Agreements and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (g) of this definition; provided that "Indebtedness" shall not include payments (to the extent included above) to be made by Network pursuant to the Program Cost Sharing Agreement and the Program License Agreements or payments made to Affiliated Stations under the Affiliation Agreements.

        "Initial Closing Date": the date on which the conditions precedent set forth in Section 4.1 have been satisfied.

        "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Insolvent": pertaining to a condition of Insolvency.

        "Intellectual Property": as defined in Section 3.8.

        "Intercreditor Agreement": an Intercreditor Agreement, in form and substance reasonably satisfactory to the Majority Lenders with regard to the Junior Subordinated Notes, the license fees payable by Network under the Program License Agreements, the Galavision Note and Sponsor Loans, as such document may be amended or otherwise modified from time to time in accordance with the terms hereof.

        "Interest Expense": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (A) the sum of (i) the amount of all interest on Funded Debt which was paid, payable and/or accrued for such period (without duplication of previous amounts), (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend and (iii) net amounts payable (or receivable) under all Interest Rate Agreements, less (B) all interest income.

        "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while the Term Loans, the Incremental Loans or the Revolving Loans are outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and, (d) for each of (a), (b) and (c) above, on the day on which the Term Loans, the Incremental Loans and the Revolving Loans become due and payable in full and are paid or prepaid in full.

        "Interest Period": with respect to any LIBOR Loan:

        (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months (or, if reasonably available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its notice of borrowing or its

Continuation Notice, as the case may be, given with respect thereto; and

        (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months (or, if reasonably available to all Lenders, nine or twelve months) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Term Loans, the Incremental Loans or the Revolving Loans, as applicable, shall end on the date of such final payment;

           (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for the Term Loans, the Incremental Loans or the Revolving Loans.

        "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party or a beneficiary.

        "International Program Rights Agreement": the International Program Rights Agreement dated as of September __, 1996 among the Borrower, [Televisa] and [Venevision], as such agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

- ---------------------------------------------------------------.

        "Investment Company Act":  as defined in Section 3.12.

        "Joining Lender Agreement": a Joining Lender Agreement in he form of Exhibit E to this Agreement.

        "Junior Subordinated Notes": collectively, (i) that certain Subordinated Ten Year Note due December 17, 2002, dated December 17, 1992, executed by Network Holding and payable to the order of Univision Holdings, Inc., in the initial principal amount of $62,528,997, as replaced by those certain Subordinated Ten Year Notes due 2002 issued by Network Holding in an aggregate amount of $61,094,000 pursuant to an Indenture dated as of December 17, 1992 executed by Network Holding to First Trust National Association, as Trustee, the obligations under which have been assumed by the Borrower and (ii) that certain Subordinated Ten Year Note due December 17, 2002, dated December 17, 1992, executed by PTI Holdings and payable to the order of Univision Holdings, Inc., in the initial principal amount of $8,871,003, as replaced by those certain Subordinated Ten Year Notes due 2002 issued by PTI Holdings in an aggregate amount of $10,306,000 pursuant to an Indenture dated as of December 17, 1992 executed by PTI Holdings to First Trust National Association, as Trustee, as such notes and/or such Indentures may be amended or otherwise modified from time to time in accordance with the terms hereof.

        "Lease Expense": for any period, the aggregate minimum rental obligations payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

        "Lenders": as defined in the preamble hereto and Section 8.8 hereof.

        "Letter of Credit Amount": the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

        "Letter of Credit Request": a request by the Borrower for the issuance of a Letter of Credit, on the Administrative Agent's standard form of Standby or Performance Letter of Credit Application and Agreement, the current form of which is attached hereto as Exhibit I, and containing terms and conditions satisfactory to the Administrative Agent in its sole discretion.

        "Letter of Credit": as defined in Section 2.1(a).

        "Leverage Level": if the Total Debt Ratio shall be greater than or equal to 5.00:1, the Leverage Level shall be l; if the

Total Debt Ratio shall be less than 5.00:1 and greater than or equal to 4.50:1, the Leverage Level shall be 2; if the Total Debt Ratio shall be less than 4.50:1 and greater than or equal to 4.00:1, the Leverage Level shall be 3; if the Total Debt Ratio shall be less than 4.00:1 and greater than or equal to 3.50:1, the Leverage Level shall be 4; if the Total Debt Ratio shall be less than 3.50:1 and greater than or equal to 3.00:1, the Leverage Level shall be 5; and if the Total Debt Ratio shall be less than 3.00:1, the Leverage Level shall be 6.

        "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period in the London Interbank Market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

        "LIBOR Adjusted Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                      LIBOR
                        ---------------------------------
                        1.00 - LIBOR Reserve Requirements

        "LIBOR Loans": Loans the rate of interest applicable to which is based upon LIBOR.

        "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System. As at the Initial Closing Date, there are no such reserve requirements.

        "License Fee Guarantees": collectively, (i) the Guaranty dated as of September __, 1996 executed by the Borrower in favor of Univisa with respect to Network's obligations under the Program License Agreement with Univisa and (ii) the Guaranty dated as of September __, 1996 executed by the Borrower in favor of Dennevar B.V. with respect to Network's obligations under the

Program License Agreement with Dennevar B.V., as such Guarantees may be amended or otherwise modified from time to time in accordance with the terms of the Loan Documents, and which Guarantees shall be unsecured and subordinated to the Obligations on the terms set forth in the Intercreditor Agreement.

        "License Subsidiaries": the Subsidiaries of the Borrower holding Media Licenses.

        "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Loan":  a Revolving Loan, a Term Loan or an Incremental
Loan.

        "Loan Documents": this Agreement, the Notes, any Letter of Credit Requests that are executed by the Borrower, the Letters of Credit, the Collateral Documents, the Intercreditor Agreement, the Guarantor Collateral Documents and the Guarantees and any other agreement executed by a Loan Party in connection therewith and herewith including, but not limited to, UCC-1 Financing Statements, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

        "Loan Parties": the Borrower, the Guarantors and their respective Subsidiaries.

        "Majority Incremental Loan Lenders": Incremental Lenders having Incremental Loan Commitments equal to or more than 51% of the Aggregate Incremental Loan Commitment, or, if the Incremental Loan Commitments have terminated, Incremental Lenders with outstanding Incremental Loans having an unpaid principal balance equal to or more than 51% of the sum of the unpaid principal balance of all Incremental Loans outstanding, excluding from such calculation Incremental Lenders which have failed or refused to fund an Incremental Loan when required to do so.

        "Majority Lenders": Lenders having Commitments equal to or more than 51% of the Aggregate Commitment, or, if any Commitment has terminated, with respect to such Commitment, Lenders with outstanding Loans and/or participations in Letters of Credit (if applicable) having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Loans outstanding and (ii) the aggregate Letter of Credit Amount (if applicable), excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

        "Majority Revolving Loan Lenders": Revolving Loan Lenders having Revolving Loan Commitments equal to or more than 51% of the Aggregate Revolving Loan Commitment, or, if the Revolving Loan Commitments have terminated, Lenders with outstanding Revolving Loans and/or participations in Letters of Credit having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding and (ii) the aggregate Letter of Credit Amount, excluding from such calculation Lenders which have failed or refused to fund a Revolving Loan when required to do so.

        "Management Fees": all management fees payable by Network to Network Holding prior to the occurrence of the Second Closing Date pursuant to Network's partnership agreement.

        "Managing Agents": as defined in the preamble hereto.

        "Margin Stock": as defined in Regulation U.

        "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under the Loan Documents, or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent, the Managing Agents or the Lenders hereunder or thereunder.

        "Material Agreements": (i) the Program License Agreements, the Participation Agreement and the International Program Rights Agreement, (ii) prior to consummation of the IPO, the Program Cost Sharing Agreement, the Underwriting Agreement, the Plan of Reorganization, the Combined Entities Loan Agreement, the Tax Allocation Agreement and the Registration Statement and (iii) prior to the Second Closing Date, the Sponsor Loan Documents.

        "Material Media Licenses": all FCC licenses necessary to operate broadcast television or radio stations, including all FCC broadcast auxiliary licenses, all licenses for radio and television translators and all low-power FCC television licenses.

        "Material Occupancy Agreements": as defined in Section 5.15.

        "Maturity": in respect of any Note, the date such Note shall become due and payable, whether at stated maturity, by acceleration or otherwise.

        "Maximum Incremental Loan Facility": $250,000,000.

        "Media/Communications Business": the ownership and operation of radio and television stations, cable networking, cable programming, television programming and syndication, interactive television, direct broadcast satellite, pay-per-view television, sports promotion, home shopping, print and on-line publishing or broadcasting, billboards and recorded music and music publishing; provided that each of the foregoing shall only involve assets located in, or businesses operating in, the United States; and provided, further, that, acquisition of, or investment in, recorded music and/or music publishing shall not exceed $100,000,000 in the aggregate during the term of this Agreement.

        "Media Licenses": any franchise, license, permit, certificate, ordinance, approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of the Borrower or any of its Subsidiaries.

        "Multiemployer Plan": a plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

        "Net Income": for the Borrower and its Subsidiaries on a consolidated basis, net income as determined in accordance with GAAP and in a manner consistent with the calculation of operating income as set forth in the Financial Statements.

        "Net Proceeds": (A) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition minus the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (b) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (c) federal, state and local taxes incurred and paid in connection with such Asset Disposition; and (B) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering minus the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering).

        "Network":  as defined in the recitals hereto.

        "Network Holding": The Univision Network Holding Limited Partnership, a Delaware limited partnership.

        "Net Working Investment": for the Borrower on a consolidated basis, (i) current assets (excluding cash and investments permitted under Section 6.7(b)) less (ii) current liabilities (excluding the current portion of Funded Debt).

        "Non-Compete Agreements": all agreements pursuant to which the Borrower, any of its Subsidiaries or any Station has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower, such Subsidiary or such Station in a given area.

        "Non-Revolving Loans": the Term Loans and the Incremental Loans.

        "Note": a Revolving Note, a Term Note or an Incremental Note, as the case may be, and "Notes" shall mean the Revolving Notes and/or the Term Notes and/or the Incremental Notes, as the case may be.

        "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term Loans, the Incremental Loans and the Revolving Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit) and all other obligations and liabilities of the Borrower to the Administrative Agent, the Managing Agents and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Administrative Agent, the Managing Agents or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

        "Occupancy Agreements": as defined in Section 5.15.

        "Participation Agreement": the Participation Agreement dated as of September __, 1996 among the Borrower, Perenchio, Televisa, Gustavo A. Cisneros, Ricardo J. Cisneros and Venevision, as such agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

        "Pack-A-Snack": as defined in the recitals hereto.

        "Paribas": as defined in the preamble hereto.

        "Participant": as defined in Section 9.6(b).

        "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

        "PCI": Perenchio Communications, Inc., a Delaware corporation.

        "Perenchio": A. Jerrold Perenchio.

        "Permitted Transferees": (i) Perenchio's spouse and lineal descendants,
(ii) Perenchio's personal representatives and heirs, (iii) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants or of any revocable trust created by Perenchio, (iv) following the death of Perenchio, all beneficiaries under any such trust, (v) Perenchio, in the case of a transfer from any transferee back to Perenchio and
(vi) any entity, all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any other Person.

        "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

        "Plan of Reorganization": the Agreement and Plan of Reorganization dated as of ____________, 1996 between __________________ and ________________.

        "Primary Station": any full power television station now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries.

        "Program Cost Sharing Agreement": the Agreement Concerning Production and Acquisition of Programs dated as of December 17, 1992 among Network, Univisa, Perenchio and Venevision International, as amended by the Program Cost Sharing Agreement Waiver, pursuant to which the parties thereto have agreed to co finance the cost of the production or acquisition of, and exploit, specified programs, on and subject to the terms contained therein, as such agreement may be further amended or otherwise modified from time to time in accordance with the terms hereof, the Guaranty dated as of December 17, 1992 by Televisa relating thereto, as such Guaranty may be amended or modified from time to time in accordance with the terms hereof and the Guaranty dated as of December 17, 1992 by Venevision relating thereto, as such Guaranty may be amended or modified from time to time in accordance with the terms hereof.

        "Program Cost Sharing Agreement Waiver": that certain waiver to the Program Cost Sharing Agreement dated January 25, 1996, as modified by that certain letter dated February 8, 1996.

        "Program License Agreements": Program License Agreements each dated as of December 17, 1992, entered into between (i) Network and Univisa and (ii) Network and Dennevar B.V., as each has been amended and restated by those certain Amended and Restated Program License Agreements each dated as of ________, 1996, pursuant to which Univisa and Dennevar B.V. shall make certain current and library programming available to Network, in form and substance reasonably satisfactory to the Majority Lenders, as such agreements may be further amended or modified from time to time in accordance with the terms hereof and the Guaranty by Venevision and the Guaranty by Televisa, each dated as of December 17, 1992, as replaced by the Guaranty by Venevision and the Guaranty by Televisa, each dated as of __________, 1996, each such Guarantees in form and substance reasonably satisfactory to the Majority Lenders, and as such Guarantees may be further amended or modified from time to time in accordance with the terms hereof.

        "Program Rights Obligations": all obligations, whether fixed or contingent, of the Borrower and its Subsidiaries in respect of the right to broadcast programs and films produced or supplied by any Person (other than a Loan Party, Televisa, Venevision or their respective Affiliates).

        "Program Rights Payments": for any period, the sum (determined on a consolidated basis and without duplication) of all payments by the Borrower and its Subsidiaries made or scheduled to be made during such period in respect of Program Rights Obligations; provided that (a) if the payment schedule for a Program Rights Obligation is modified at no cost (including, but not limited to, interest costs) to the Borrower or any of its Subsidiaries, then the payments with respect to such Program Rights Obligation shall be deemed to be scheduled to be made pursuant to such modified schedule and (b) any down payment on a Program Rights Obligation shall be equally allocated over the term of the payment period for such Program Rights Obligation in amount per month during such payment period equal to the amount of such down payment divided by the number of months during such payment period.

        "Program Services Agreements": any local marketing agreement, time brokerage agreement, program services agreement or similar agreement providing for the Borrower or any of its Subsidiaries (other than License Subsidiaries) to program or sell advertising on all or any portion of the broadcast time of any television or radio station.

        "Properties": the collective reference to the real and personal property owned, leased, used, occupied or operated, under license or permit, by the Borrower, the Guarantors or any of their respective Subsidiaries.

        "PTI": Perenchio Television, Inc., a Delaware corporation.

        "PTI Holdings": PTI Holdings, Inc., a Delaware corporation.

        "Purchasing Lenders": as defined in Section 9.6(c).

        "Reference Banks": Chase and Paribas.

        "Reference Banks Rate": the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the cost of funds at which such Reference Bank is able to fund an amount comparable to the amount of its LIBOR Loan to be converted to this rate, plus the Applicable Margin for LIBOR Loans.

        "Register": as defined in Section 9.6(d).

        "Registration Statement": as defined in Section 4.1(n).

        "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

        "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

        "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

        "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer": the chief executive officer, the president, any executive vice president, any senior vice president or any vice president of each of the Borrower or the Guarantors, as applicable, or, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower or the Guarantors, as applicable.

        "Restricted Payments": as defined in Section 6.6.

        "Revolving Loan": as defined in Section 2.1(a).

        "Revolving Loan Commitment": the commitment of each Lender listed on
Schedule 1 to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office as set forth on Schedule 1, as the same shall be adjusted from time to time pursuant to this Agreement.

        "Revolving Loan Commitment Expiration Date": December 31, 2003 or such earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

        "Revolving Loan Commitment Percentage": with respect to each Revolving Loan Lender, the percentage equivalent of the ratio which such Revolving Loan Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment, as such Revolving Loan Lender's Revolving Loan Commitment and the Aggregate Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof.

        "Revolving Loan Lender": each Lender having a Revolving Loan Commitment and/or which shall have (i) Revolving Loans outstanding and/or (ii) participations in Letters of Credit which are outstanding.

        "Revolving Note" and "Revolving Notes": as defined in Section 2.1(c).

        "Second Closing Date": the date on which the conditions precedent set forth in Section 4.2 have been satisfied.

        "Secondary Station": any Station other than a Primary Station.

        "Security Agreement": the Security Agreement in form and substance reasonably satisfactory to the Majority Lenders, made by the Borrower in favor of the Administrative Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrower described therein, as the same may be amended from time to time in accordance with the terms hereof.

        "Senior Debt": Funded Debt other than Subordinated Indebtedness.

        "Senior Subordinated Notes": as defined in the recitals hereto.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Solvent": when used with respect to any Person, that:

                (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

            (ii) such Person is able to pay its debts as they become due; and

           (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

        "Special Event Revenue": net time sales for Special Programs broadcast by Network on any Station.

        "Special Programs": programs such as the World Cup, other sporting events, political conventions, election coverage, parades, pageants, special variety shows and other non-episodic and non-continuing shows broadcast by Network and not produced by Televisa or Venevision or their respective Affiliates.

        "Sponsor Loan Documents": the Scheduled Loan Agreement dated as of December 17, 1992, between UTG and Televisa, the Scheduled Loan Agreement dated as of December 17, 1992, between UTG and Pack-A-Snack, the Additional Loan Agreement dated as of December 17, 1992, between UTG and Televisa, the Additional Loan Agreement dated as of December 17, 1992, between UTG and Pack-A-Snack, the Televisa Scheduled Loan Note dated December 17, 1992, the Pack-A-Snack Scheduled Loan Note dated December 17, 1992, the Scheduled Loan Guaranty dated as of December 17, 1992 by Network and PTI Holdings in favor of Televisa, the Scheduled Loan Guaranty dated as of December 17, 1992 of Network and PTI Holdings in favor of Pack-A-Snack, the Televisa Additional Loan Note dated December 17, 1992, the Pack-A-Snack Additional Loan Note dated December 17, 1992, the Additional Loan Guaranty dated as of December 17, 1992 by Network and PTI Holdings in favor of Televisa, the Additional Loan Guaranty dated as of December 17, 1992 by Network and PTI Holdings in favor of Pack-A-Snack, the Back-Up Loan and Security Agreement dated as of December 17, 1992 among Univisa, Televisa, UTG and Network and the Back-Up Loan and Security Agreement dated as of December 17, 1992 among Pack-A-Snack, Dennevar B.V., UTG and Network, all in form and substance reasonably satisfactory to the Majority Lenders and as such documents may be amended or otherwise modified from time to time in accordance with the terms hereof.

        "Sponsor Loans": loans made to UTG pursuant to the Sponsor Loan Documents and subordinated to Senior Debt.

        "Station": any full power television station, low power television station, any translator and any other television system now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries.

        "Subordinated Incremental Indebtedness": unsecured Indebtedness of the Borrower in a principal amount not to exceed the difference between the Aggregate Incremental Loan Commitment and the Maximum Incremental Loan Facility, which Indebtedness is subordinated to the payment of the Obligation on terms and conditions satisfactory to the Majority Lenders as evidenced by their written consent thereto prior to the incurrence of such Indebtedness; provided that no such Indebtedness shall be incurred unless the Lenders shall have declined, in writing, to activate Incremental Loan Commitments in an amount equal to the Maximum Incremental Loan Facility.

        "Subordinated Indebtedness": the sum of (i) the Sponsor Loans and all other obligations of UTG and its Subsidiaries under the Sponsor Loan Documents,
(ii) the Junior Subordinated Notes, (iii) any Subordinated Incremental Indebtedness, (iv) the License Fee Guarantees and (v) all other Indebtedness of the Borrower and its Subsidiaries which is subordinated to the payment of the Obligations on terms and conditions satisfactory to the Majority Lenders as evidenced by their written consent thereto prior to the incurrence of such Indebtedness.

        "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary Voting Power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "subsidiary" or to "subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Sunshine": Sunshine Acquisition Corp., a Delaware corporation.

        "Sunshine L.P.": Sunshine Acquisition, L.P., a California limited partnership.

        "Tax Allocation Agreement": the Tax Allocation Agreement dated as of December 17, 1992 among UTG, PTI, PTI Holdings and the Borrower, as such document may be amended or otherwise modified from time to time in accordance with the terms hereof.

        "Taxes": as defined in Section 2.15(a).

        "Televisa": as defined in the recitals hereto.

        "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

        "Term Loan": as defined in Section 2.2(a).

        "Term Loan Commitment": the commitment of each Lender listed on Schedule 2 to make a Term Loan hereunder through its Applicable Lending Office as set forth in Schedule 2, as the same may be adjusted pursuant to the provisions hereof.

        "Term Loan Commitment Percentage": with respect to each Term Loan Lender, the percentage equivalent of the ratio which such Term Loan Lender's Term Loan Commitment bears to the Aggregate Term Loan Commitment.

        "Term Loan Lenders": each Lender having a Term Loan Commitment and/or which shall have Term Loans outstanding.

        "Term Loan Maturity Date": December 31, 2003 or such earlier date as the Aggregate Term Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

        "Term Loan Reduction Dates": the dates on which scheduled principal payments of the Term Loans are due, as set forth in the table in Section 2.2(d).

        "Term Note" and "Term Notes": as defined in Section 2.2(c).

        "Total Debt Ratio": for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Funded Debt outstanding at such time to EBITDA.

        "Total Debt Service": as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the sum of
(i) all Interest Expense and (ii) regularly scheduled principal payments due on Funded Debt (which result in permanent reductions in availability) (other than payments made pursuant to Section 2.5 and 2.6) and (iii) principal payments on Revolving Loans due under Section 2.1(h)(ii).

        "Total Interest Coverage Ratio": the ratio of EBITDA to Interest
Expense.

        "Tranche": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

        "Transferee": as defined in Section 9.6(f).

        "Transponder Leases": collectively, the long-term capital leases for Network of satellite transponders more specifically set forth on Schedule 13.

        "Type": as to any Term Loan, any Revolving Loan or any Incremental Loan, its nature as an Alternate Base Rate Loan or a LIBOR Loan.

        "Underwriting Agreements": as defined in Section 4.1(n).

        "Univisa": as defined in the Recitals hereto.

        "Univision Holdings": as defined in the recitals hereto.

        "Venevision": Corporacion Venezolana de Television (Venevision) C.A.

        "Venevision International": Venevision International, Inc., a Florida corporation.

        "Voting Power": the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily has voting power for the election of directors of such Person.

        1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

        (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section , subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

        2.1 Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts. (a) Subject to the terms and conditions hereof, each Lender having a Revolving Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Initial Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Revolving Loan", and collectively, the "Revolving Loans") in accordance with the provisions of this Agreement (provided that the aggregate principal amount of Revolving Loans made by the Revolving Loan Lenders prior to the occurrence of the Second Closing Date shall not exceed $400,000,000, less the aggregate principal amount of Term Loans made on the Initial Closing Date) and (ii) participate through its Applicable Lending Office in letters of credit issued for the account of the Borrower pursuant to Section
2.4 from time to time from and including the Second Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Letter of Credit", and collectively, the "Letters of Credit"); provided, however, that the sum of (A) the aggregate principal amount of all Revolving Loans outstanding,
(B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Aggregate Revolving Loan Commitment at any time; and provided, further, that the sum of (x) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $50,000,000 at any time. Within the limits of each Revolving Loan Lender's Revolving Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower's account after the expiration of previously issued Letters of Credit.

        The principal amount of each Revolving Loan Lender's (A) Revolving Loan and (B) participation in a Letter of Credit shall be in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loan or Revolving Loans, or the Letter of Credit or Letters of Credit, requested; provided that in no event shall any Revolving Loan Lender be obligated to make a Revolving Loan or participate in a Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Revolving Loan Lender's Revolving Loan Commitment Percentage of such Letter of Credit is in excess of such Revolving Loan Lender's Available Revolving Loan Commitment.

        (b) Subject to Sections 2.11 and 2.13, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Alternate Base

Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.1(d) or
2.7. Notwithstanding the foregoing, the initial Revolving Loans made on or after the Initial Closing Date shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section 2.7. Each Revolving Loan Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

        (c) The Revolving Loans made by each Revolving Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (a "Revolving Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Revolving Loan Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Revolving Loan Lender to the Borrower pursuant to Section 2.1(a) or 2.4(c), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Revolving Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Revolving Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Revolving Loan Lender to make any such recordation or notation in the books and records of the Revolving Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Each Revolving Note shall (i) be dated the Initial Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

        (d) The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Revolving Loan Lenders make the Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made, (ii) subject to Section 2.1(b), whether the Revolving Loans are to be LIBOR Loans, Alternate Base Rate Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Administrative Agent shall promptly notify each Revolving Loan Lender thereof not later than 11:00 A.M., New York City time on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, New York City time, each Revolving Loan Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Revolving Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its pro rata share available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of Revolving Loans.

        (e) On each date set forth below, the Aggregate Revolving Loan Commitment shall automatically reduce to the corresponding amount set forth below (if not previously reduced to or below such amount pursuant to Section 2.1(f)):

                                                 Reduced Aggregate
         Effective Date of Reduction         Revolving Loan Commitment
         ---------------------------         -------------------------
         March 31, 1999                             197,500,000
         June 30, 1999                              195,000,000
         September 30, 1999                         192,500,000
         December 31, 1999                          190,000,000
         March 31, 2000                             187,500,000
         June 30, 2000                              185,000,000
         September 30, 2000                         182,500,000
         December 31, 2000                          180,000,000
         March 31, 2001                             175,000,000
         June 30, 2001                              170,000,000
         September 30, 2001                         165,000,000
         December 31, 2001                          160,000,000
         March 31, 2002                             152,500,000
         June 30, 2002                              145,000,000
         September 30, 2002                         137,500,000
         December 31, 2002                          130,000,000
         March 31, 2003                              97,500,000
         June 30, 2003                               65,000,000
         September 30, 2003                          32,500,000
         December 31, 2003                                  0


         (f) At the Borrower's option and upon at least one Business Day's prior irrevocable written notice to the Administrative Agent, with such notice specifying the amount and the date of such reduction, the Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole at any time or in part from time to time; provided, however, that each partial reduction of the Aggregate Revolving Loan Commitment shall be in an aggregate amount equal to at least $5,000,000 or an integral multiple of $1,000,000. The Administrative Agent shall promptly notify each Revolving Loan Lender (by telecopy or by telephone) of such requested Revolving Loan Commitment reduction.

         (g) Reductions of the Aggregate Revolving Loan Commitment pursuant to this Section 2.1 or Section 2.7 shall automatically effect a reduction of the Revolving Loan Commitment of each Revolving Loan Lender to an amount equal to the product of (i) the Aggregate Revolving Loan Commitment of all Revolving Loan Lenders, as reduced pursuant to this Section 2.1 or Section 2.7 and (ii) the Revolving Loan Commitment Percentage of such Revolving Loan Lender, in each case determined immediately prior to such reduction of the Aggregate Revolving Loan Commitment on such date.

         (h) Upon each reduction of the Aggregate Revolving Loan Commitment, the Borrower shall (i) pay the unused commitment fee, payable pursuant to Section 2.17, accrued on the amount of the Aggregate Revolving Loan Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the sum of (A) the aggregate unpaid principal amount of the Revolving Loans, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Revolving Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, make a Cash Collateral Deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment) and (iii) compensate the Revolving Loan Lenders for their funding costs, if any, in accordance with
Section 2.16.

         (i) Neither the Administrative Agent, the Managing Agents nor any Revolving Loan Lender shall be responsible for the obligation or Available Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrower of its obligations under this Agreement and the Revolving Notes. Nothing herein shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

         (j) The Revolving Loan Commitment of each Revolving Loan Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date.

        2.2 Term Loans; Term Loan Commitment. (a) Subject to the terms and conditions hereof, each Lender having a Term Loan Commitment severally agrees to make a term loan (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower on the Initial Closing Date and, if requested by the Borrower, on the Second Closing Date in an aggregate principal amount equal to the amount of the Term Loan Commitment of such Lender; provided that the aggregate principal amount of Term Loans made by the Term Loan Lenders on the Initial Closing Date shall not exceed $400,000,000, less the aggregate principal amount of Revolving Loans made on the Initial Closing Date.

         The principal amount of each Term Loan Lender's Term Loan shall be in an amount equal to the product of (i) such Term Loan Lender's Term Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Term Loans requested; provided that in no event shall any Term Loan Lender be obligated to make a Term Loan if after giving effect to such Term Loan the sum of such Term Loan Lender's Term Loans outstanding would exceed its Term Loan Commitment or if the amount of such requested Term Loan is in excess of such Term Loan Lender's Available Term Loan Commitment.

         (b) Subject to Sections 2.11 and 2.13, the Term Loans may from time to time be (i) LIBOR Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.2(e) or 2.7. Notwithstanding the foregoing, the initial Term Loans made on the Initial Closing Date and on the Second Closing Date, as the case may be, shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section 2.7. Each Term Loan Lender may make or maintain its Term Loan to the Borrower by or through any Applicable Lending Office.

         (c) The Term Loan made by each Term Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (a "Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan made by such Term Loan Lender to the Borrower pursuant to Section 2.2(a), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Term Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term Loan made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Term Loan Lender to make any such recordation or notation in the books and records of the Term Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term Notes. Each Term Note shall (i) be dated the Initial Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and (iii) be stated to be payable in installments of principal in accordance with, and subject to the provisions of, Section 2.2(d).

         (d) On each Term Loan Reduction Date, the Borrower shall repay the principal of the Term Notes in an aggregate amount equal to the amount set forth below opposite such Term Loan Reduction Date:

                                                                Principal
                    Term Loan Reduction Date                    Payment
                    ------------------------                    -------

           (i)  March 31, June 30, September 30                $10,000,000
                and December 31, 1997

          (ii)  March 31, June 30, September 30                 12,500,000
                and December 31, 1998

         (iii)  March 31, June 30, September 30                 12,500,000
                and December 31, 1999

          (iv)  March 31, June 30, September 30                 15,000,000
                and December 31, 2000

           (v)  March 31, June 30, September 30                 17,500,000
                and December 31, 2001

          (vi)  March 31, June 30, September 30                 20,000,000
                and December 31, 2002

         (vii)  March 31, June 30, September 30                 12,500,000
                and December 31, 2003

; provided, that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Term Notes.

All outstanding Term Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term Loan Maturity Date. The aggregate amount payable to any Term Loan Lender on any Term Loan Reduction Date shall be determined in accordance with the provisions of Section 2.12.

         (e) The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the

Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Initial Closing Date or the Second Closing Date, as the case may
be) requesting that the Term Loan Lenders make the Terms Loans on the Initial Closing Date or the Second Closing Date, as applicable, and specifying the aggregate amount of Term Loans requested to be made (which amount shall not exceed the amount permitted under Sections 2.2(a) and 3.15 (a)(i)). Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof not later than 11:00 A.M., New York City time on the date of receipt of such notice. Not later than 12:00 noon, New York City time, on the Initial Closing Date or the Second Closing Date, as applicable, each Term Loan Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Term Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.2(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Term Loan Lender that such Term Loan Lender has not made its pro rata share available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate Term Loans.

         (f) Neither the Administrative Agent nor any Term Loan Lender shall be responsible for the obligations or Term Loan Commitment of any other Term Loan Lender hereunder, nor will the failure of any Term Loan Lender to comply with the terms of this Agreement relieve any other Term Loan Lender or the Borrower of its obligations under this Agreement and the Term Notes. Nothing herein shall be deemed to relieve any Term Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Term Loan Lender as a result of any default by such Term Loan Lender hereunder.

         (g) The Term Loan Commitment of each Lender and the Aggregate Term Loan Commitment shall terminate on the completion of the Term Loan borrowing, if any, on the Second Closing Date.

         2.3 Incremental Loan Facility. (a) The Borrower and all or certain of the Lenders selected by the Borrower may, with the consent of the Administrative Agent and the Managing Agents, such consent not to be unreasonably withheld, at any one time during the period from and including the Second Closing Date to but excluding the Incremental Loan Commitment Termination Date agree that such Lenders shall become Incremental Loan Lenders by executing and delivering to the Administrative Agent an Activation Notice specifying the respective Incremental Loan Commitments of the Incremental Loan Lenders and the Activation Date, and otherwise duly completed. Each Incremental Loan Lender severally agrees, on the terms and conditions of this

Agreement, to make one or more term loans to the Borrower (as requested by the Borrower) under Section 2.3(e) during the period from and including the Activation Date to but excluding the Incremental Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding the Incremental Loan Commitment. Incremental Loans that are prepaid may not be reborrowed. Nothing in this Section 2.3(a) shall be construed to obligate any Lender to execute an Activation Notice.

         The principal amount of each Incremental Loan Lender's Incremental Loan shall be in an amount equal to the product of (i) such Incremental Loan Lender's Incremental Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Incremental Loan or Incremental Loans requested; provided that in no event shall any Incremental Loan Lender be obligated to make an Incremental Loan if after giving effect to such Incremental Loan such Incremental Loan Lender's Incremental Loans outstanding would exceed its Incremental Loan Commitment or if the amount of such requested Incremental Loan is in excess of such Incremental Loan Lender's Available Incremental Loan Commitment.

         (b) Subject to Sections 2.11 and 2.13, any Incremental Loans made hereunder may from time to time be (i) LIBOR Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with either Section 2.3(e) or 2.7. Notwithstanding the foregoing, any Incremental Loans made hereunder (other than those made pursuant to Section 2.7) shall be made as Alternate Base Rate Loans and shall be subject to conversion to LIBOR Loans pursuant to Section 2.7. Each Incremental Loan Lender may make or maintain its Incremental Loans to the Borrower by or through any Applicable Lending Office.

         (c) The Incremental Loans made by each Incremental Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit C (each an "Incremental Note" and, collectively, the "Incremental Notes"), with appropriate insertions therein as to payee and principal amount, payable to the order of such Incremental Loan Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Incremental Loans made by such Incremental Loan Lender to the Borrower pursuant to Section 2.3(a), with interest thereon as prescribed in Sections 2.9 and 2.10. Each Incremental Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Incremental Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Incremental Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Incremental Loan Lender to make any such recordation or notation in the books and records of such Incremental Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Incremental Notes. Each Incremental Loan Note shall (i) be dated the date of issuance thereof, (ii) provide for the payment of interest in accordance with Sections 2.9 and 2.10 and
(iii) be stated to be payable on the Incremental Loan Maturity Date.

         (d) On each Incremental Loan Reduction Date, the Borrower shall repay the principal of the Incremental Notes in an aggregate amount equal to the lesser of (A) the product of (x) the outstanding principal balance of Incremental Loans as of the close of business on June 30, 1999 (after giving effect to any Incremental Loan made on such date) and (y) the amount set forth in column A below and (B) the amount set forth in column B below (or an amount equal to the aggregate principal amount of Incremental Loans outstanding if such amount shall be less than the lesser of the amounts set forth in (A) and (B)), in each case as set forth below opposite such Incremental Loan Reduction Date:

              Incremental Loan Reduction Date      A            B
              -------------------------------     ---          ---
         (i)  September 30                        .010     $ 5,000,000
              and December 31, 1999

        (ii)  March 31, June 30, September 30     .015       3,750,000
              and December 31, 2000

       (iii)  March 31, June 30, September 30     .025       6,250,000
              and December 31, 2001

        (iv)  March 31, June 30, September 30     .025       6,250,000
              and December 31, 2002

         (v)  March 31, June 30, September 30     .025       6,250,000
              and December 15, 2003

        (vi)  March 31, June 30 and August        .200      50,000,000
              31, 2004

; provided, that the final installment paid shall be in an amount equal to all amounts owed by the Borrower on the Incremental Notes. All outstanding Incremental Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Incremental Loan Maturity Date.

         (e) The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the

Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to each proposed borrowing date or, if all or any part of the Incremental Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to the applicable proposed borrowing date) requesting that the Incremental Lenders make Incremental Loans on the proposed borrowing date and specifying (i) the aggregate amount of Incremental Loans requested to be made, (ii) subject to
Section 2.3(b), whether the Incremental Loans are to be LIBOR Loans, Alternate Base Rate Loans or a combination thereof and (iii) if the Incremental Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Incremental Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Administrative Agent shall promptly notify each Incremental Loan Lender thereof not later than 11:00 A.M., New York City time, on the date of receipt of such notice.

         (f) On the proposed borrowing date, not later than 12:00 noon, New York City time, each Incremental Lender shall make available to the Administrative Agent at its office specified in Section 9.2 the amount of such Incremental Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.3(a)) in immediately available funds. The Administrative Agent may, in the absence of notification from any Incremental Loan Lender that such Incremental Loan Lender has not made its Incremental Loans available to the Administrative Agent, on such date, credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate amount of the requested Incremental Loans.

         (g) Neither the Administrative Agent, the Managing Agents nor any Incremental Loan Lender shall be responsible for the obligation or Incremental Loan Commitment of any other Incremental Lender hereunder, nor will the failure of any Incremental Loan Lender to comply with the terms of this Agreement relieve any other Incremental Loan Lender or the Borrower of its obligations under this Agreement and the Incremental Loan Notes. Nothing in this subsection
(g) shall be deemed to relieve any Incremental Loan Lender from its obligation to fulfill its Incremental Loan Commitment hereunder or to prejudice any rights which the Borrower may have against any Incremental Loan Lender as a result of any default of such Incremental Loan Lender hereunder.

         (h) The Incremental Loan Commitment of each Incremental Loan Lender and the Aggregate Incremental Loan Commitment shall terminate on the Incremental Loan Commitment Termination Date.

         2.4      Issuance of Letters of Credit.

         (a) The Borrower shall be entitled to request the issuance of Letters of Credit from time to time from and including the Second Closing Date to but excluding the date which is two Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Administrative Agent a Letter of Credit Request at least three (3) Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Administrative Agent later than 10:00 a.m., New York City time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by a Responsible Officer, shall be irrevocable and shall be effective upon receipt by the Administrative Agent. Provided that a valid Letter of Credit Request has been received by the Administrative Agent and upon fulfillment of the other applicable conditions set forth in Section 4.4, the Administrative Agent will issue the requested Letter of Credit from its office specified in Section 9.2. No Letter of Credit shall have an expiration date later than two Business Days prior to the Revolving Loan Commitment Expiration Date.

         (b) Immediately upon the issuance of each Letter of Credit, the Administrative Agent shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Administrative Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Administrative Agent shall promptly advise each Revolving Loan Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

         (c) The payment by the Administrative Agent of a draft drawn under any Letter of Credit shall first be made from any Cash Collateral Deposit held by the Administrative Agent with respect to such Letter of Credit. After any such Cash Collateral Deposit has been applied, the payment by the Administrative Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Administrative Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of an

Alternate Base Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.4). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 12:00 noon, New York City time, on the day of payment of such drawing, the Administrative Agent shall promptly notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 3:00 p.m., New York City time, on such day, then on the next succeeding Business
Day), make an Alternate Base Rate Loan, which shall be used to repay the applicable portion of the Alternate Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.4) and shall deliver to the Administrative Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 3:00 p.m., New York City time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Alternate Base Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Administrative Agent for the account of the Drawing Lender the amount of such Alternate Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

         (d) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Alternate Base Rate Loan made under
Section 2.5(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

              (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

             (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Administrative Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

            (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever;

             (iv) payment by the Administrative Agent under any Letter of Credit against presentation of a draft or certificate that does not comply on its face with the terms of such Letter of Credit;

              (v) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit; and

             (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (e) The Borrower shall pay to the Administrative Agent for the account of the Revolving Loan Lenders with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee equal to the product of (i) the Applicable Margin for LIBOR Loans per annum and (ii) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit.

         (f) The Borrower shall pay to the Administrative Agent for its own account with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, (i) a letter of credit fee equal to the product of (A) three sixteenths of one percent (0.1875%) per annum and (B) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable on the date such Letter of Credit is issued and on each anniversary thereof and (ii) from time to time, such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Administrative Agent's standard internal charge guidelines and the related Letter of Credit Request.

         (g) The Borrower agrees to the provisions in the Letter of Credit Request form; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

         (h) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Administrative Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Administrative Agent against presentation of documents that do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to any Letter of Credit; or (iv) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         2.5 Optional Prepayments. The Borrower may on the last day of any Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Alternate Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Alternate Base Rate Loans, from the Borrower to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of Non-Revolving Loans or Revolving Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided that any prepayment of Non-Revolving Loans shall be applied pro rata between outstanding Term Loans and outstanding Incremental Loans, based on the aggregate principal amounts of Term Loans and Incremental Loans then outstanding, respectively. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Non-Revolving Loans shall be applied to the installments of principal thereof, first, in the forward order of their scheduled maturities with respect to the next two succeeding quarterly payments due under Section 2.2(d) or 2.3(d), respectively and, thereafter, pro rata with respect to all respective remaining principal installments thereof.

Amounts prepaid on account of the Non-Revolving Loans may not be reborrowed. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or an integral multiple thereof and partial prepayments of Term Loans or Incremental Loans shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000.

         2.6 Mandatory Prepayments. (a) On the day of receipt (or the ninety-first day after receipt, in the case of Net Proceeds from Asset Dispositions described in (i) of the definition of "Asset Disposition") by the Borrower or any of its Subsidiaries of any Net Proceeds with respect to an Asset Disposition, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.6(f)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 100% of such Net Proceeds. On or prior to the date of any prepayment required by this Section 2.6(a), the Borrower agrees to provide the Administrative Agent with calculations used by the Borrower in determining the amount of any such prepayment.

         (b) In the event that at the end of any fiscal year of the Borrower ending after December 31, 1996 there shall exist Excess Cash Flow with respect to such fiscal year, then on the date which is ten Business Days after the earlier to occur of (i) the date upon which the audited financial statements of the Borrower with respect to such fiscal year become available and (ii) the ninetieth day after the end of such fiscal year, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.6(f)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to (x) if the Total Debt Ratio as of the end of such fiscal year is greater than or equal to 4.00:1, 66 2/3% of such Excess Cash Flow or (y) if the Total Debt Ratio is less than 4.00:1, 50% of such Excess Cash Flow. On or prior to the date of any prepayment required by this Section 2.6(b), the Borrower agrees to provide the Administrative Agent with the calculations, substantially in the form of Exhibit L hereto, used by the Borrower in determining the amount of any such prepayment.

         (c) If the Borrower or any of its Subsidiaries receives insurance proceeds or condemnation proceeds with respect to any of its or their Properties which are not fully applied toward the repair or replacement of such damaged or condemned Property within 90 days of the receipt thereof, the Borrower shall, on such 90th day prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to the amount of such proceeds not so applied (and such prepayment shall be applied as set forth in Section 2.6(f)).

         (d) In the event that the Borrower or any of its Subsidiaries makes an Equity Offering not all of the Net

         Proceeds of which are applied towards an Acquisition permitted by
Section 6.7(g), the Borrower shall, within ten Business Days of such Equity Offering, prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 80% of the Net Proceeds not so applied (and such prepayment shall be applied as set forth in Section 2.6(f)).

         (e) On the day on which the Borrower or any of its Subsidiaries shall incur Indebtedness permitted by Section 6.2(o), the Borrower shall prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 100% of such Indebtedness (and such prepayment shall be applied as set forth in Section 2.6(f)); provided, however, that 50% of up to $10,000,000 of such Indebtedness (but not, in any case, to exceed an aggregate amount equal to $5,000,000), shall not be required hereunder to be used to prepay the Loans and reduce the Commitments as set forth in Section 2.6(f) or make a Cash Collateral Deposit.

         (f) Each prepayment of the Loans pursuant to this Section 2.6 shall be applied, first, to the outstanding amounts of Non-Revolving Loans (on a pro rata basis determined on the basis of amounts Term Loans, on the one hand, and Incremental Loans, on the other hand, outstanding at the time of such prepayment), second, to the outstanding amounts of Revolving Loans and thereafter, to make a Cash Collateral Deposit. If, at any time, the Loans are repaid in full, the Aggregate Revolving Loan Commitment shall be permanently reduced by an amount equal to what such prepayment would have been under this
Section 2.6 if Loans had been outstanding against which to apply such prepayment. Each prepayment applied to the Revolving Loans and each Cash Collateral Deposit shall permanently reduce the Aggregate Revolving Loan Commitment and the provisions of Section 2.1(f) shall be applicable. Each prepayment of the Non-Revolving Loans shall be applied pro rata to each remaining installment of principal of Non-Revolving Loans. Such prepaid Non-Revolving Loans may not be reborrowed. Each prepayment shall be accompanied by payment in full of all accrued interest and accrued commitment fees thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.16. Cash Collateral Deposits held by the Administrative Agent shall be applied to reimburse drawings on Letters of Credit in the order in which such drawings are presented to the Administrative Agent. Upon written request of the Borrower with regard to any Letter of Credit for which the Administrative Agent is holding a Cash Collateral Deposit, the Administrative Agent shall release to the Borrower any portion of such Deposit not applied to reimburse drawings thereunder upon the earlier of (i) fourteen days following expiration of such Letter of Credit according to its terms and
(ii) receipt by the Administrative Agent of written acknowledgement from the beneficiary of such Letter of Credit requesting the cancellation thereof and relinquishing all its rights thereunder, which written acknowledgement shall be accompanied by the original of such Letter of Credit; provided that, in either case, no Default has occurred and is continuing.

         2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to Alternate Base Rate Loans, by the Borrower giving the Administrative Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Loans by the Borrower giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.8 shall not have been contravened, (ii) no Term Loan or Incremental Loan may be converted into a LIBOR Loan after the date that is one month prior to the due date of the final installment of principal of the Term Loans or the Incremental Loans, as applicable, (iii) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date and (iv) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

         (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.8 would be contravened, (ii) after the date that is one month prior to the due date of the final installment of principal of the Term Loans or the Incremental Loans, as applicable, (iii) after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (iv) if a Default shall have occurred and be continuing and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base

Rate Loans on the last day of such then-expiring Interest Period.

         2.8 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche (except Loans made pursuant to Section 2.4(c)) shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and, in any case, there shall not be more than 12 Tranches.

         2.9 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Margin.

         (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or any interest payable on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of such non-payment until such amount is paid in full (after as well as before judgment).

            (ii) If any Default (other than a Default described in clause (i) if this Section 2.9(c)) shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 1% from the date which is 45 days after the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

         (e) For purposes of determining the Applicable Margin for all Loans, interest rates on the Loans shall be calculated on the basis of the Total Debt Ratio set forth in the most recent certificate of a Responsible Officer of the Borrower delivered pursuant to Section 5.2(a)(i) (a "Leverage Level Certificate"). For accrued and unpaid interest only (no changes being made for interest payments previously made), changes in interest rates on the Loans attributable to changes in the Applicable Margin caused by changes in the applicable Leverage Level shall be calculated upon the delivery of a Leverage Level Certificate and such change shall be effective (y) in the case of an Alternate Base Rate Loan, from the first day subsequent to the last day covered by the Leverage Level Certificate and (z) in the case of a LIBOR Loan, from the first day of the Interest Period applicable to such LIBOR Loans subsequent to the last day covered by the Leverage Level Certificate. If, for any reason, the Borrower shall fail to deliver a Leverage Level Certificate when due in accordance with
Section 5.2(a)(i), and such failure shall continue for a period of twenty days, the Leverage Level shall be deemed to be Level 1, retroactive to the date on which the Borrower should have delivered such Leverage Level Certificate and shall continue until a Leverage Level Certificate indicating a different Leverage Level is delivered to the Administrative Agent.

         2.10 Computation of Interest and Fees. (a) Interest on Alternate Base Rate Loans (other than Alternate Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed and interest on LIBOR Loans, unused commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         (c) If any Reference Bank's Commitment shall terminate or all of its Loans and participations in Letters of Credit shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there would only be one Reference Bank remaining, the Administrative Agent and the Managing Agents (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender reasonably acceptable to the Borrower as a Reference Bank so that there shall at all times be at least two Reference Banks.

         (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

         2.11 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Lenders that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Reference Banks Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to Loans accruing interest at the Reference Banks Rate or continued as Alternate Base Rate Loans, as the Borrower shall select and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Loans accruing interest at the Reference Banks Rate or to Alternate Base Rate Loans, as the Borrower shall select. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to LIBOR Loans.

         2.12 Pro Rata Treatment and Payments. Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders (in the case of the Aggregate Term Loan Commitment and the Aggregate Revolving Loan Commitment) shall be made pro rata according to the respective Commitment Percentages of the applicable Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

         2.13 Illegality. Notwithstanding any other provision herein, if any change after the Initial Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Alternate Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16. To the extent that a Lender's LIBOR Loans have been converted to Alternate Base Rate Loans pursuant to this Section 2.13, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Alternate Base Rate Loans.

         2.14 Increased Costs. (a) In the event that any change after the Initial Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

             (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to the Administrative Agent of issuing or maintaining any Letter of Credit by an amount which the Administrative Agent deems to be material, or to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Administrative Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Administrative Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Administrative Agent, as applicable, for such increased cost or reduced amount receivable. If the Administrative Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Administrative Agent or such Lender or Applicable Lending Office, through the Administrative Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

         (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any

Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Administrative Agent at the request of such Lender, the Borrower shall immediately pay to the Administrative Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This obligation of the Borrower under this Section 2.14(b) shall survive repayment of the Loans, expiration of the Letters of Credit and all other amounts hereunder in full and the termination of this Agreement.

         2.15 Taxes. (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Managing Agent or any Lender in respect of the Obligations, the amounts so payable to the Administrative Agent, such Managing Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, any Managing Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Administrative Agent, a Managing Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent, for its own account or for the account of such Managing Agent or such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Managing Agents and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Administrative Agent, the Managing Agents or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner or certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrower and the Administrative Agent. Each such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         (c) The Borrower shall not be required to pay any additional amounts to any Person in respect of United States withholding tax pursuant to Section 2.15(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the requirements of Section 2.15(b) (including the accuracy of the certificate described in the final sentence thereof).

         2.16 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and to pay each Lender within 5 days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         2.17 Unused Commitment Fees. The Borrower agrees to pay (i) to the Revolving Loan Lenders an unused commitment fee to be shared pro rata among the Revolving Loan Lenders with respect to the Revolving Loan Commitments for the period from and including the Second Closing Date to but excluding the Revolving Loan Commitment Expiration Date, computed at the rate of 3/8% of the average daily aggregate amount of the unused Aggregate Revolving Loan Commitment from time to time in effect, to be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date, commencing on the first such date to occur after the Second Closing Date and (ii) in the event that the Incremental Loan facility set forth in Section 2.3 is activated, to the Incremental Loan Lenders an unused commitment fee to be shared pro rata among the Incremental Loan Lenders with respect to the Incremental Loan Commitments for the period from and including the Activation Date to but excluding the Incremental Loan Commitment Termination Date, computed at the rate of 3/8% of the average daily aggregate amount of the unused Aggregate Incremental Loan Commitment from the time to time in effect, to be payable quarterly in arrears on the last day of each March, June, September and December and on the Incremental Loan Commitment Termination Date, commencing on the first such date to occur after the Activation Date.

         2.18 Mitigation of Costs. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.11, 2.13, 2.14, or 2.15, such Lender shall take such action.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit, and to induce the Administrative Agent to issue the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Managing Agents and each Lender that:

         3.1 Financial Condition. (a) The respective audited consolidated balance sheets of PCI and Network Holding as at December 31, 1995, and the related respective audited consolidated statements of operations, changes in stockholders' deficit (in the case of PCI), changes in partners' equity (in the case of Network Holding) and statements of cash flows for the fiscal year ended on such date, certified by the Accountants and to the best of its knowledge by a Responsible Officer of each of PCI and Network Holding, respectively, copies of which have heretofore been furnished to each Lender, present fairly the respective consolidated financial condition of PCI and Network Holding as at such date in all material respects, the respective consolidated results of their operations, PCI's consolidated changes in stockholders' deficit, Network Holdings' changes in partners' equity and their respective consolidated cash flows for the fiscal year then ended in all material respects. The unaudited consolidated balance sheets of each of the Borrower, UTG and Network Holding as at June 30, 1996 and the related respective unaudited consolidated statements of operation and cash flows for the six-month period ended on such date, certified to the best of its knowledge by a Responsible Officer of each of the Borrower, UTG and Network Holding, respectively, copies of which have heretofore been furnished to each Lender, present fairly the respective consolidated financial condition of such entities as at such date in all material respects, and the respective consolidated results of their operations and their respective consolidated cash flows for the six-month period then ended. All such financial statements (the "Financial Statements"), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such Accountants or Responsible Officers, as the case may be, and as disclosed therein and for the absence of notes). None of the Borrower, UTG or Network Holding, each on a consolidated basis, had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the respective consolidated financial condition of such entities at such date.

         (b) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, and the pro forma balance sheet of the Borrower and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income and cash flows for the three-month period ended as such date, copies of which have heretofore been furnished to each Lender, present fairly, in the opinion of the Borrower, the pro forma consolidated financial condition of the Borrower and its Subsidiaries as at such dates, assuming that the Loans had been made, the IPO had been consummated (with the resulting gross proceeds thereof being $155,000,000) and the reorganization referred to in Section 5.19 had been completed immediately prior to December 31, 1995.

         3.2 No Change. Since June 30, 1996 there has been no event or condition resulting in a Material Adverse Effect.

         3.3 Corporate Existence; Compliance with Law. Each of the Loan Parties
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power (as applicable) and authority, and the legal right, to own and operate its Properties, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Initial Closing Date, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply thereunder could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4 Corporate/Partnership Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate or partnership power and authority (as applicable), and the legal right, to make, deliver and perform the Loan Documents to which it is or will be a party and to obtain extensions of credit hereunder and to consummate the IPO on the terms set forth in the Registration Statement (in the case of the Borrower) and has taken all necessary corporate and partnership action to authorize (i) in the case of the Borrower, the borrowings and other extensions of credit on the terms and conditions of this Agreement and the Notes and the consummation of the IPO on the terms set forth in the Registration Statement and (ii) the execution, delivery and performance of the Loan Documents to which it is or will be a party. Except as set forth on Schedule 7, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents or in connection with the consummation of the IPO. This Agreement has been, and each of the Notes and the other Loan Documents to which it is or will be a party will be, duly executed and delivered on behalf of each relevant Loan Party. This Agreement constitutes, and each of the Notes and the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Material Agreements and the other Loan Documents, the borrowings and other extensions of credit hereunder and the use of the proceeds thereof and the consummation of the IPO will not violate any Requirement of Law or Contractual Obligations of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except pursuant to the Loan Documents or except as otherwise permitted pursuant to Section 6.3, which Lien could reasonably be expected to have a Material Adverse Effect.

         3.6 No Material Litigation. Except as set forth in Schedule 11, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues, (a) on the Initial Closing Date or the Second Closing Date, as applicable, with respect to this Agreement, the Notes or the other Loan Documents or any of the transactions contemplated hereby or thereby, including the IPO or (b) which could reasonably be expected to have a Material Adverse Effect.

         3.7 Ownership of Property; Liens. To the Borrower's knowledge, each of the Borrower and the Guarantors and their respective Subsidiaries shall, on the Initial Closing Date and on the Second Closing Date, as applicable, have (i) with respect to real property interests, good record and marketable title in fee simple to, a valid leasehold interest in or rights as a permittee or licensee to and (ii) with respect to personal property interests, good title to, all such real or personal property which is material to its business, except for those the failure of which to have good title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 6.3.

         3.8 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, patents and copyrights necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To the Borrower's knowledge, no claim which could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor, to the Borrower's knowledge, do the use by other Persons of such Intellectual Property infringe on the rights of the Borrower and its Subsidiaries, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.9 Taxes. (a) Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any not yet delinquent or the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and to the knowledge of Borrower, no tax Lien has been filed, and no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

         (b) There are no Taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Administrative Agent, the Managing Agents or the Lenders of this Agreement or any other Loan

Document to which the Borrower is a party or on any payment to be made by the Borrower pursuant hereto or thereto.

         3.10 Federal Regulations. No Letter of Credit and no part of the proceeds of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender, any Managing Agent or the Administrative Agent, and in any event upon consummation of any Acquisition involving the purchase of stock by the Borrower or any Subsidiary, the Borrower will furnish to the Administrative Agent, the Managing Agents and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

         3.11 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made with respect to any Plan which has or would likely result in a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under all Single Employer Plans maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such Plans by an aggregate amount greater than $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has or would likely result in a Material Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits (excluding benefits required by Section 4980B of the Code) to be profited to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(a) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which has a Material Adverse Effect.

         3.12 Investment Company Act; Other Regulations. None of the Loan Parties is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         3.13 Material Agreements. Each of the Material Agreements to which the Borrower or any other Loan Party is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and neither the Borrower nor any other Loan Party is in breach or violation of or in default under any Material Agreement in any material respect which would individually or in the aggregate have a Material Adverse Effect. Each of the Lenders, the Managing Agents and the Administrative Agent has received a complete and correct copy of each of the Material Agreements and the Junior Subordinated Notes (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof. As of the Initial Closing Date and the Second Closing Date, as applicable, neither the Borrower nor any of its Subsidiaries is party to any Program Services Agreement.

         3.14 Subsidiaries. The Subsidiaries listed on Schedule 4 constitute all of the direct and indirect Subsidiaries of the Borrower.

         3.15 Purpose of Loans.

         (a) (i) Prior to the Second Closing Date proceeds of the Term Loans and/or Revolving Loans shall be used only as follows: (A) $ ____________, to make advances to UTG to be used by UTG to repay all obligations under the Existing Credit Agreement, which Existing Credit Agreement shall then be canceled, (B) $_____________ to make advances to UTG to be used by UTG to defease the Senior Subordinated Notes, (C) $_____________ to make advances to UTG to be used by UTG to repay all its indebtedness to Network, (D) $________ for the Borrower to purchase partnership interests in Network and (E) to pay fees and expenses payable in connection with the execution of this Agreement.

            (ii) Upon the Second Closing Date, the proceeds of the Term Loans and/or Revolving Loans shall be used as follows: first, (A) $__________ to make advances to UTG to be used by UTG to repay all Sponsor Loans, (B) $_________ to make advances to the Borrower's shareholders, (C) $__________ to make advances to UTG to repay all principal and interest under the Galavision Note, (D) $__________ for the Borrower to invest in Entravision and (E) for general corporate purposes, then as set forth in Section 3.15(c).

         (b) The proceeds of the Incremental Loans shall be used only as follows: (i) subject to Section 6.8, to repurchase its Junior Subordinated Notes and/or for the repurchase by PTI Holdings of its Junior Subordinated Notes and
(ii) Acquisitions permitted under this Agreement.

         (c) The proceeds of the Revolving Loans shall be used as follows: (i) as set forth in Section 3.15(a), (ii) subject to Section 6.8, to repurchase its Junior Subordinated Notes and/or for the repurchase by PTI Holdings of its Junior Subordinated Notes, (iii) Acquisitions permitted under this Agreement and
(iv) for general corporate purposes.

         3.16 Environmental Matters. Except as set forth on Schedule 8, to the Borrower's knowledge after reasonable inquiry:

         (a) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect.

         (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to cause a Material Adverse Effect.

         (c) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties which involves a matter or matters which has caused or are reasonably likely to cause a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or such business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to cause a Material Adverse Effect.

         3.17 Accuracy and Completeness of Information. The documents furnished and the statements made in writing to the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents taken as a whole do not contain any untrue statement of fact material to the creditworthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Initial Closing Date and the Second Closing Date, as applicable, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         3.18 Real Property Assets. Schedule 8 sets forth all real property that, as of the Initial Closing Date and the Second Closing Date, as applicable, will be acquired, owned, leased, occupied, used, controlled, managed or operated by the Borrower, any Guarantor or any of their respective Subsidiaries and each Primary Station; provided, however, that this representation and warranty shall not be breached unless the failure to list (or the incorrect listing of) a Property on Schedule 8 would reasonably be expected to cause a Material Adverse Effect.

         3.19 Permits, Etc. Except as set forth on Schedule 7, each Loan Party has all permits, licenses, authorizations and approvals required for it lawfully to acquire, own, lease, control, manage or operate each Primary Station currently owned, leased, controlled, managed or operated by such Loan Party (including, without limitation, all Media Licenses) except for such permits, licenses, authorizations or approvals required for the lawful ownership, lease, control, management or operation of a Primary Station, the failure to obtain or maintain which will not have a Material Adverse Effect. Each such Primary Station is in compliance in all material respects with all such permits, licenses, authorizations and approvals. Each Loan Party has duly and timely filed all reports and documents required by the Communications Act with respect to the ownership, lease, management or operation of each Primary Station owned by such Loan Party, except for such reports or documents the failure to file which will not have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval required for the lawful ownership, lease, control, management or operation of a Primary Station, and, except as set forth in Schedule 11, there is no claim that any thereof is not in full force and effect, except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect. Except as set forth in Schedule 11 and except for such of the immediately preceding matters which are not likely or reasonably likely to cause a Material Adverse Effect, there are (i) no judgments, decrees or orders issued or to the Borrower's knowledge threatened by the FCC with respect to the Borrower, any Subsidiary or any of the Primary Stations, (ii) no complaints, petitions, filings or other proceedings pending or to the Borrower's knowledge threatened before the FCC (other than rule making of general applicability to the broadcast industry) with respect to the Borrower, any Subsidiary or any of the Primary Stations and (iii) no events that have occurred that could result in the imposition of any financial penalty by the FCC upon the Borrower, any Subsidiary or any of the Primary Stations.

         3.20 Patents, Trademarks, Etc. Schedules A, B and C to the Guarantor Security Agreements executed by UTG, Galavision and Network, respectively, accurately and completely list all material patents, trademarks, service marks, trade names and copyrights owned by or licensed to any Loan Party (other than rights relating to film rights, software program rights and copyrights with respect to the content of news and other programs broadcast by a Station) on the Initial Closing Date and the Second Closing Date, as applicable, that are necessary in the operation of any Primary Station.

         3.21 Copyright Act Requirements. Each Loan Party that owns, leases, manages or operates a Primary Station has recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Copyright Royalty Tribunal, the Patent and Trademark Office, the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of a Primary Station and/or the Copyright Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder and, except as disclosed in writing to the Administrative Agent, is not liable to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of its business operation, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         3.22 Nature of Business. Neither the Borrower nor any of its Subsidiaries is engaged in any material business other than the ownership and operation of Spanish-language television networks, cable networks, stations and translators, the acquisition, financing, production and exploitation of programming, the ownership of stock of or other interests in companies that own and operate such facilities and, after the Second Closing Date, any Media/Communications Business.

         3.23 FCC Matters; Media Licenses. The Borrower and its Subsidiaries are in all material respects in compliance with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television signals, all except to the extent that non-compliance with the preceding requirements would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Each Station owned by the Borrower or any of its Subsidiaries on the Initial Closing Date and the Second Closing Date, as applicable, is set forth on Schedule 9. All Material Media Licenses owned by the Borrower or its Subsidiaries are held in License Subsidiaries.

         3.24 Ranking of Loans. This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other Senior Debt.

         3.25 Executive Offices. The current location of the Borrower's and each of its Subsidiaries' executive office and principal place of business as of the Initial Closing Date or the Second Closing Date, as applicable, is as set forth on Schedule 10.

         3.26 Insolvency. (a) After giving effect to the funding of the Term Loans to be funded on the Initial Closing Date, the existence of the Junior Subordinated Notes and the payment of all estimated legal, investment banking, underwriting, accounting and other fees related hereto and thereto, the Borrower and each other Loan Party will be Solvent as of and on the Initial Closing Date.

         (b) After giving effect to the funding of the Term Loans on the Initial Closing Date and the Second Closing Date, the funding of any Incremental Loans to be funded on the Second Closing Date, the funding of any Revolving Loans to be funded on the Second Closing Date, the aggregate Letter of Credit Amount of any Letters of Credit to be issued on the Second Closing Date, and the payment of all estimated legal, investment banking, underwriting, accounting and other fees related hereto, thereto and to the IPO, the Borrower and each other Loan Party will be Solvent as of and on the Second Closing Date.

         3.27 Labor Matters. As of the Initial Closing Date and the Second Closing Date, as applicable, there are no strikes or other labor disputes against the Borrower or any of its

Subsidiaries pending or, to the Borrower's knowledge, threatened against any Loan Party.

         3.28 Condemnation. To the Borrower's knowledge and except as set forth in Schedule 8, no taking of any of the Properties or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect.

         3.29 Leases, Licenses, Permits, Site Use Agreements and Other Occupancy Agreements. To the Borrower's knowledge and except as set forth on Schedule 8, any and all leases, licenses, permits, site use agreements and any other type of occupancy permit to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party are in full force and effect with no material defaults existing thereunder which individually or in the aggregate would have a Material Adverse Effect.

         3.30 Corporate Organization. (a) On the Initial Closing Date, (i) the Borrower owns 80.11% of PTI Holdings, (ii) PTI Holdings owns 100% of PTI, (iii) PTI owns 100% of UTG, (iv) PTI owns .01% of each of the License Subsidiaries set forth in Part __ of Schedule 4, (v) UTG owns 99.99% of each of the License Subsidiaries set forth in Part __ of Schedule 4, (vi) Sunshine Acquisition owns 4.75% of Sunshine L.P., (vii) Sunshine L.P. owns 48.745% of Network Holding,
(viii) Network Holding owns 99.99% of Network and (ix) Network owns 100% of Galavision.

         (b) On the Second Closing Date, (i) the Borrower owns 100% of PTI Holdings, Galavision and Sunshine Acquisition and 95.25 of Sunshine L.P., (ii) PTI Holdings owns 100% of UTG, (iii) PTI Holdings owns .01% of the License Subsidiaries set forth in Part __ of Schedule 4, (iv) UTG owns 99.99% of the License Subsidiaries set forth in Part __ of Schedule 4, (v) the Borrower owns 71.85% of Network, (vi) Sunshine L.P. owns 28.15% of Network, (vii) Sunshine Acquisition owns 4.75% of Sunshine L.P., (viii) PTI has been merged into PTI Holdings and (ix) Network Holding has been liquidated and its assets distributed to the Borrower and Sunshine L.P..

         SECTION 4.  CONDITIONS PRECEDENT

         4.1 Conditions to Initial Closing Date. The agreement of each Lender to make the Term Loans and/or Revolving Loans requested to be made by it on the Initial Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans on the Initial Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent:

         (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by an officer of the Borrower as of the Initial Closing Date, with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Administrative Agent.

         (b) Other Loan Documents. The Administrative Agent shall have received the Term Notes, the Revolving Notes, the Guarantees, the Guarantor Collateral Documents, the Collateral Documents, the Intercreditor Agreement and all UCC-1 Financing Statements and other agreements or instruments required to create or perfect a security interest in the Collateral executed in connection herewith, in each case executed and delivered by an officer of the relevant Loan Party with a counterpart for each Lender, and such officer shall be covered by an incumbency certificate which shall have been executed and delivered to the Administrative Agent.

         (c) Incumbency Certificates. The Administrative Agent shall have received, with an executed counterpart for each Lender, an incumbency certificate of the Borrower and the Guarantors, in each case dated the Initial Closing Date, executed by one of its Responsible Officers or its Secretary or Assistant Secretary or its general partner, as applicable.

         (d) Corporate/Partnership Proceedings. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each of the corporate Loan Parties and a copy of the partnership authorization of each partner of each of the partnership Loan Parties, each dated as of the Initial Closing Date authorizing (i) the IPO, (ii) the Loan Documents to which it is or will be a party and (iii) the borrowings contemplated hereunder (in the case of the Borrower), in each case certified by the Secretary or an Assistant Secretary or a general partner, as applicable, of such Loan Party as of the Initial Closing Date, which certificate states that the resolutions and partnership authorizations thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

         (e) Organizational Documents. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the certificate of incorporation and by-laws of each corporate Loan Party and copies of all partnership agreements of each partnership Loan Party, certified as of the Initial Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such corporate Loan Party and a general partner of each partnership Loan Party.

         (f) Fees and Costs. The Managing Agents and the Administrative Agent shall have received payment of all fees, costs, expenses and taxes accrued and unpaid and otherwise due and payable on or before the Initial Closing Date by the Borrower in connection with this Agreement.

         (g) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

              (i) the executed legal opinion of O'Melveny & Myers, counsel to the Borrower and the Guarantors, substantially in the form of Exhibit K and reasonably acceptable to the Majority Lenders;

             (ii) the executed legal opinion of O'Melveny & Myers, FCC counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Majority Lenders; and

            (iii) such other legal opinions as the Managing Agents may reasonably request.

         (h) Material Agreements. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the Galavision Note, each of the Material Agreements and each of the other contracts listed in Schedule D to the Security Agreement and each Guarantor Security Agreement, in form and substance satisfactory to the Managing Agents, and each of the documents evidencing the Junior Subordinated Notes, all as certified as true and correct by the Borrower and all in form and substance satisfactory to the Majority Lenders, all of which Material Agreements (other than the Underwriting Agreement and the Registration Statement) shall have been assigned by the applicable Loan Parties to the Lenders as collateral under the Loan Documents.

         (i) Recording. The Administrative Agent shall have received as of the Initial Closing Date evidence of the recording, or of the provision acceptable to the Administrative Agent for the recording, of each document reasonably necessary to be recorded in such office or offices as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Administrative Agent and the Lenders thereunder and evidence of the filing, or of provision acceptable to the Administrative Agent for the filing, of appropriate financing statements on Form UCC-1 naming the Administrative Agent, for the benefit of the Lenders, as secured party, duly executed by each debtor under a Security Agreement or a Guarantor Security Agreement, in such office or offices as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by any of the Collateral Documents or the Guarantor Collateral Documents.

         (j) Lien Searches. The Administrative Agent shall have received (i) certified copies of requests for information from all relevant jurisdictions, listing all effective financing statements which name the Borrower or any Guarantor, as debtor, together with copies of such financing statements, none of which, except for Liens permitted by Section 6.3 or as otherwise agreed to in writing by the Managing Agents, shall cover any of the Collateral and (ii) official searches of the United States Copyright Office and the United States Patent and Trademark Office, in form and substance reasonably satisfactory to the Managing Agents.

         (k) Stock Certificates. The Administrative Agent shall have received original stock certificates representing all outstanding shares of stock of PTI Holdings, PTI, UTG, Galavision, Sunshine and each corporate License Subsidiary pledged to the Administrative Agent pursuant to the Collateral Documents or the Guarantor Collateral Documents (which shall be delivered to, and subject to the satisfaction of, the Administrative Agent), together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor.

         (l) Good Standing Certificates. The Administrative Agent shall have received a certificate, dated a recent date, of the Secretary of State of the States of Delaware, California and, unless otherwise waived by the Managing Agents, each other jurisdiction where a Loan Party is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Loan Party in such state and listing all charter documents of such Loan Party on file with such officials.

         (m) Tax and Legal Structure; Litigation. The Lenders shall have reviewed, and be reasonably satisfied with, (i) the state and federal tax assumptions of the Borrower and each Subsidiary, (ii) the ownership, capital, organizational and legal structure of the Borrower and its Subsidiaries and
(iii) the nature and status of any litigation affecting the Borrower and its Subsidiaries and/or this Agreement and the transactions contemplated hereby, including the IPO.

         (n) IPO. The Administrative Agent shall have received with regard to the IPO (i) copies of binding agreements with underwriters (collectively, the "Underwriters Agreements") to effect an initial public offering of the Borrower's capital stock yielding gross proceeds of at least $125,000,000 and
(ii) a copy of the Form S-1 Registration Statement (the "Registration Statement") relating thereto and evidence that such Registration Statement has been filed with the Securities and Exchange Commission, in each case certified as true and correct by the Borrower.

         (o) Existing Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to it of (i) full repayment of all existing Indebtedness of UTG under the Existing Credit Agreement, (ii) defeasance of the Senior Subordinated Notes and (iii) repayment of the Borrowers Indebtedness to Network referred to in Section 3.15(a)(i)(C).

         (p) No Default/Representations. No Default shall have occurred and be continuing on the Initial Closing Date or would occur after giving effect to the Loans requested to be made on the Initial Closing Date and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Initial Closing Date shall be correct in all material respects on and as of the Initial Closing Date, and the Administrative Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit F, dated as of the Initial Closing Date and executed by a Responsible Officer of the Borrower.

         (q) No Prohibitions. No statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document or prohibits the IPO.

         (r) Solvency Certificate. The Administrative Agent shall have received for distribution to the Lenders a certificate of the Chief Financial Officer of the Borrower to the effect that each Loan Party is Solvent after giving effect to the funding of the Term Loans and the Revolving Loans, if any, on the Initial Closing Date hereunder, the existence of the Junior Subordinated Notes, the Sponsor Loans and the Galavision Note, the execution and delivery of the Guarantees, the making of all Restricted Payments which are to be made prior to consummation of the IPO, and the payment of all estimated legal, investment banking, accounting, underwriting and other fees related hereto and thereto.

         (s) Insurance Policies. The Administrative Agent shall have received evidence that the insurance policies provided for in Section 5.5 and in the other Loan Documents are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Administrative Agent as an additional named insured or loss payee, as appropriate, for the benefit of the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent.

         (t) Operational Consents. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent that (i) the Borrower and its Subsidiaries have obtained all FCC consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries and (ii) the Borrower and its Subsidiaries have obtained all other consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries, the failure of which to obtain would have a Material Adverse Effect.

         (u) Financial Certificates. The Administrative Agent shall have received the following certificates, in each case signed by a Responsible Officer of the Borrower and in form, substance and detail acceptable to the Managing Agents:

                  (i) A Certificate indicating that after giving effect to the transactions contemplated to occur on (A) the Initial Closing Date and
         (B) the Second Closing Date, pro forma EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the fiscal quarter ending immediately prior to the Initial Closing Date and the Second Closing Date, respectively, and the immediately preceding three fiscal quarter is at least $115,000,000;

                 (ii) A Certificate indicating that after giving effect to the transactions contemplated to occur (A) on the Initial Closing Date and
         (B) on the Second Closing Date, pro forma Funded Debt for the Borrower and its Subsidiaries on a consolidated basis will not exceed $600,000,000 on and as of the Initial Closing Date and the Second Closing Date, respectively;

                (iii) A Certificate indicating that the Financial Statements accurately reflect the financial condition and performance of the Borrower and its Subsidiaries for fiscal year 1995 in accordance with GAAP consistently applied;

                 (iv) A Certificate setting forth actual EBITDA of the Borrower and each of its Subsidiaries for fiscal year 1995, and further certifying that such actual EBITDA for fiscal year 1995 is accurately calculated; and

                  (v) A Covenant Compliance Certificate showing compliance with the covenants referred to therein, on a pro forma basis, as of the Initial Closing Date and the Second Closing Date, respectively.

         (v) Non-Foreign Entity; Tax Identification Number. The Administrative Agent shall have received, reviewed and approved a certificate from the Borrower and each Subsidiary regarding such entity's domestic status, which certificate shall also include such entity's tax identification number.

         (w) Additional Proceedings. The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Loans shall be reasonably satisfactory to the Administrative Agent and the Managing Agents.

         4.2 Conditions to Second Closing Date. The agreement of each Lender to make (i) any Term Loans and any Revolving Loans requested to be made by it on the Second Closing Date, and participate in any Letters of Credit issued on the Second Closing Date, and the agreement of the Administrative Agent to issue any Letter of Credit requested to be issued on the Second Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and the issuance of such Letter(s) of Credit and the effectiveness of such Commitment on the Second Closing Date (except as otherwise expressly provided hereunder), of the following conditions precedent:

         (a) Initial Closing Date. The Initial Closing Date shall have occurred.

         (b) Loan Documents. The Administrative Agent shall have received such amendments or supplements to the Loan Documents and the formation documents of the Loan Parties, or recordings or filings with respect thereto, as may be necessary to accurately reflect the legal and ownership structure of the Borrower and its Subsidiaries as of the Second Closing Date or effect or confirm the Lenders' perfected security interests in the Collateral, in each case executed and delivered by an officer of the relevant Loan Party with a counterpart for each Lender.

         (c) Omnibus Certificate. The Administrative Agent shall have received an Omnibus Certificate of each Loan Party, with an executed counterpart for each Lender, dated the Second Closing Date, stating that (i) the certificate of incorporation and by-laws, or partnership agreement, as the case may be, of such Loan Party, its Resolutions or partnership authorization, as the case may be, and its Incumbency Certificate in each case delivered to the Administrative Agent on the Initial Closing Date remain true and correct and in full force and effect with no amendments thereto (or, if amended, attaching copies of such amendments), (ii) the copies of the Material Agreements, the other contracts referred to in Schedule D to the Security Agreement and each of the Guarantor Security Agreements and the Indentures pursuant to which the Junior Subordinated Notes were issued to the Administrative Agent on the Initial Closing Date remain true and correct and in full force and effect with no amendments thereto (other than Material Agreements which cease to be included in the definition of "Material Agreements" on the Second Closing Date) and such Material Agreements constitute all Material Agreements of such Loan Party, (iii) no change has occurred with respect to the insurance program of such Loan Party since information with respect thereto was delivered to the Administrative Agent in connection with the Initial Closing Date and (iv) no change in such Loan Party's financial condition or otherwise has occurred which would make any financial certificate delivered to the Administrative Agent in connection with the Initial Closing Date incorrect or misleading.

         (d) Costs. The Managing Agents and the Administrative Agent shall have received payment of all costs, expenses and taxes accrued and unpaid and otherwise due and payable on or before the Second Closing Date by the Borrower pursuant to this Agreement.

         (e) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following:

              (i) a letter of O'Melveny & Myers, counsel to the Borrower and the Guarantors, downdating the opinions provided by such firm on the Initial Closing Date and addressing such other matters arising with regard to the Second Closing Date as the Managing Agent may reasonably request; and

             (ii) such other legal opinions as the Managing Agents may reasonably request.

         (f) Stock Certificates. The Administrative Agent shall have received original stock certificates representing all outstanding shares of stock of PTI Holdings, UTG, Galavision, Sunshine and each corporate License Subsidiary pledged to the Administrative Agent pursuant to the Collateral Documents or the Guarantor Collateral Documents (which shall be delivered to, and subject to the satisfaction of, the Administrative Agent), together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor.

         (g) IPO. The Administrative Agent shall have received evidence reasonably satisfactory to the Managing Agents that the IPO has been consummated and the Borrower has received gross proceeds of at least $125,000,000 in connection therewith.

         (h) Existing Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to it of full repayment of all Sponsor Loans and cancellation of the Sponsor Loan Documents, the Combined Entities Loan Agreement, the Program Cost Sharing Agreement and the Galavision Note.

         (i) No Default/Representations. No Default shall have occurred and be continuing on the Second Closing Date or would occur after giving effect to the Loans requested to be made and any Letters Credit requested to be issued on the Second Closing Date and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in Section
4.1 or this Section 4.2 prior to or on the Second Closing Date shall be correct in all material respects on and as of the Second Closing Date, and the Administrative Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit F, dated as of the Second Closing Date and executed by a Responsible Officer of the Borrower.

         (j) No Prohibitions. No statute, rule, regulation, order, decree or preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document or prohibits the IPO.

         (k) Solvency Certificate. The Administrative Agent shall have received for distribution to the Lenders a certificate of the Chief Financial Officer of the Borrower to the effect that each Loan Party is Solvent after giving effect to the funding of any Term Loans or Revolving Loans on the Second Closing Date, the existence of the Junior Subordinated Notes, the execution and delivery of the Guarantees, the making of all Restricted Payment to be made on the Second Closing Date, the consummation of the IPO and the payment of all estimated legal, investment banking, accounting, underwriting and other fees related hereto and thereto.

         (l) Additional Proceedings. The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Loans and the issuance of any Letters of Credit shall be reasonably satisfactory to the Administrative Agent and the Managing Agents.

         4.3 Conditions to Incremental Loans. The Incremental Lenders' consideration of a request for the initial Incremental Loans shall be subject to the following, in each case to the satisfaction of the Administrative Agent, the Managing Agents and the Incremental Lenders:

         (a) Initial Closing Date and Second Closing Date. The Initial Closing Date and the Second Closing Date shall have occurred.

         (b) Incremental Notes. The Administrative Agent shall have received, for each Incremental Lender, an Incremental Note duly executed by the Borrower in favor of such Lender in a principal amount equal to such Incremental Lender's Incremental Loan Commitment.

         (c) Incumbency Certificate. The Administrative Agent shall have received, with an executed counterpart for each Incremental Lender, an incumbency certificate of the Borrower dated as of the date of such initial borrowing, executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

         (d) Corporate Proceedings. The Administrative Agent shall have received, with an executed counterpart for each Incremental Lender, a copy of the resolutions of the board of directors of the Borrower dated as of the date of such initial borrowing authorizing the borrowing of Incremental Loans pursuant to the Incremental Loan Commitments and certified by the Secretary or an Assistant Secretary of the Borrower, which certificate states that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

         (e) No Default/Representations. No Default shall have occurred and be continuing on the date of such initial borrowing or would occur after giving effect to the Incremental Loans proposed to be made on the date of such borrowing and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Incremental Lenders in satisfaction of the conditions set forth in this Section
4.3 prior to or on the date of such initial borrowing shall be correct in all material respects on and as of the date of such initial borrowing and the Administrative Agent shall have received a Covenant Compliance Certificate dated as of the date of such initial borrowing.

         (f) Form U-1. If required or requested under Section 3.10, a Form U-1 for each of the Administrative Agent, the Managing Agents and each Lender.

         (g) Additional Proceedings. The Administrative Agent shall have received such other approvals, opinions and documents as any Incremental Lender, through the Administrative Agent, may reasonably request and all legal matters incident to the making of such Incremental Loans shall be reasonably satisfactory to the Administrative Agent, the Managing Agents and each Incremental Lender.

         4.4 Conditions to Each Loan or Letter of Credit. The agreement of each Lender to make each Loan and to participate in each Letter of Credit, and the agreement of the Administrative Agent to issue each Letter of Credit, requested to be made, issued or participated in by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance or participation in such Letter of Credit, of the following conditions precedent:

         (a) Representations and Warranties; No Event of Default. The following statements shall be true and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

                  (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Initial Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

                 (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date

         (b) Legality. The making of such Loan or the issuance of such Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the Borrower or any other Loan Party.

         (c) Borrowing Notice/Letter of Credit Request. The Administrative Agent shall have received a borrowing notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.

         (d) Approvals. With respect to a borrowing in connection with an Acquisition of television or radio stations, the Administrative Agent shall have received copies of all FCC and regulatory approvals and licenses necessary in connection with any such Acquisition and all shareholder approvals necessary in connection with any such acquisition.

         (e) Collateral Documentation. With respect to a borrowing in connection with an Acquisition, the Administrative Agent shall have received, reviewed and approved all documents reasonably necessary to insure that the Lenders have a first priority security interest in, and assignment of, all material real property and all other assets and interests acquired, including consents of third parties if reasonably requested by the Managing Agents.


SECTION 5.  AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that from and after the Initial Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the Managing Agents hereunder, or any Letter of Credit remains outstanding:

         5.1 Financial Statements. The Borrower shall furnish to the Managing Agents (for distribution to each Lender):

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations and retained earnings, stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, audited without a "going concern" or like qualification or exception, or other qualification arising out of the scope of the audit, by the Accountants, accompanied by a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit L setting forth the calculation of Excess Cash Flow for such fiscal year;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, retained earnings, stockholders' equity and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

         (c) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a certificate from the Accountants verifying compliance by the Borrower and its Subsidiaries on a consolidated basis with each financial covenant set forth in Section 6.1 and, based on their review of the financial reports of the Borrower and its Subsidiaries on a consolidated basis, an opinion of the Accountants that no Default shall have occurred under any Loan Document; provided, that the Accountants shall not be required, as a result of delivering such opinion, to undertake any special investigation in addition to their normal audit examination; and

         (d) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, financial reports, consistent with the relevant Loan Parties' internal reporting practices as in effect on the Initial Closing Date, relating to the operations of each Primary Station as at the end of such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of such Loan Party as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the Accountants or Responsible Officer, as the case may be, and disclosed therein).

         5.2 Certificates; Other Information. The Borrower shall:

         (a) furnish to the Managing Agents (for distribution to each Lender) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Borrower stating that, (i) to the best of such Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants (including calculations substantially in the form of Exhibit G regarding all financial covenants) and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (ii) to the best of such Officer's knowledge, no Default has occurred and the Loan Parties are in compliance with their respective covenants in the Loan Documents to which they are a party;

         (b) at least once during each fiscal year of the Borrower, convene a bank meeting among the Lenders upon reasonable notice to the Lenders, or attend such a meeting convened by the Managing Agents, and present a report discussing the views of the Borrower concerning the recent performance and near and intermediate term prospects of (i) the businesses in which the

Borrower and its Subsidiaries are principally engaged and (ii) trends concerning assets under management, advisory fees, competition and strategic initiatives by the Borrower and its Subsidiaries;

         (c) furnish to the Managing Agents (for distribution to each Lender) within five days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (d) furnish to the Managing Agents (for distribution to each Lender) promptly but, in any event, within 5 Business Days, after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any of its Subsidiaries by the Accountants in connection with any annual or interim audit of the books thereof;

         (e) furnish to the Managing Agents (for distribution to each Lender) as soon as available and in any event not later than January 31 of each year, commencing with the fiscal year ending on December 31, 1997, a copy of the annual operating budgets for the Borrower and its Subsidiaries for such fiscal year, detailed by quarter and a copy of the three-year annual operating budgets for the Borrower and its Subsidiaries for such three-year period;

         (f) furnish to the Managing Agents (for distribution to each Lender) as soon as possible and in any event within five days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

         (g) furnish to the Managing Agents (for distribution to each Lender) promptly but, in any event, within 5 Business Days, after the same become available, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to any holders, as holders, of its Indebtedness or its securities;

         (h) furnish to the Managing Agents (for distribution to each Lender)
(A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any of its Subsidiaries if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $1,000,000 and (D) promptly and in any event within fifteen Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

         (i) furnish to the Managing Agents (for distribution to each Lender) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding before any court or governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would have a Material Adverse Effect;

         (j) furnish to the Managing Agents (for distribution to each Lender) promptly after the sending or filing thereof, but in any event not later than ten Business Days following such sending or filing, copies of (A) all Ownership Reports on FCC Form 323 (or any similar form which may be adopted by the FCC from time to time) and any supplements thereto, and (B) all statements, reports and other information filed by or on behalf of the Borrower or any of its Subsidiaries with the FCC if such statement, report or other information indicates a material change in the condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries;

         (k) furnish to the Managing Agents (for distribution to each Lender) promptly upon receipt thereof, but in any event not later than five Business Days following such receipt, copies of all notices and other communications that the Borrower or any of its Subsidiaries shall have received from the FCC with respect to any FCC hearing, order or dispute (A) directly concerning the Borrower, any of its Subsidiaries, any Station, any Media License or (B) that may have a Material Adverse Effect;

         (l) furnish to the Managing Agents (for distribution to each Lender) no later than 10 days prior to the formation or acquisition of any Subsidiary of the Borrower or a Subsidiary of a Subsidiary, a supplement to Schedule 4, setting forth the information with respect to each such Subsidiary reasonably required by the Majority Lenders;

         (m) furnish to the Managing Agents (for distribution to each Lender) no later than 30 days prior to the acquisition of a Media License or Primary Station by the Borrower or any Subsidiary, a supplement to Schedule 9, setting forth the information with respect to each Primary Station or Media License reasonably required by the Majority Lenders; and

         (n) furnish to the Managing Agents (for distribution to each Lender) promptly, such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

         5.3 Payment of Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         5.4 Conduct of Business and Maintenance of Existence. The Borrower shall, and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Initial Closing Date and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that a failure to maintain such rights, registrations, licenses, privileges and franchises would not have a Material Adverse Effect or except as otherwise permitted pursuant to Section 6.5, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect. The Borrower shall effect the corporate restructure detailed in Section 3.30(b) within three Business Days following the Initial Closing Date.

         5.5 Maintenance of Property; Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried. All such policies of insurance on the property of the Borrower and the Subsidiaries shall contain an endorsement, in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, showing the Administrative Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate, or as its interests appear. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that the insurance companies will endeavor to give the Administrative Agent at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers recognized as adequate by the Administrative Agent and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower and its Subsidiaries shall deliver to the Administrative Agent insurance certificates certified by the Borrower's or such Subsidiary's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Administrative Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. Further, the Borrower and its Subsidiaries shall maintain all insurance required under the other Loan Documents.

                  (i) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and the Borrower or its Subsidiary (as the case may be), as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses (except for losses of less than $1,000,000 per occurrence, which may be paid directly to the Borrower or such Subsidiary (as applicable)) to be paid directly to the Administrative Agent.

                  (ii) Reimbursement under any liability insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which clause (iii) of this Section 5.5 is not applicable, the Borrower will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 shall be paid by the Administrative Agent to the Borrower, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements.

                  (iii) Upon the occurrence and during the continuance of a Default, all insurance proceeds in respect of such equipment or inventory shall be paid to the Administrative Agent and applied in repayment of the Non-Revolving Loans, as the Majority Lenders shall direct.

         5.6 Inspection of Property; Books and Records; Discussions. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants (as long as a member of senior management of the Borrower is present during such discussion).

         5.7 Environmental Laws. The Borrower shall, and shall cause each of its Subsidiaries to:

         (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

         (c) Defend, indemnify and hold harmless the Administrative Agent, the Managing Agents and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of its Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

         5.8 Use of Proceeds. The Borrower will use, and cause its Subsidiaries to use, the proceeds of the Loans as set forth in Section 3.15, but not for the purchasing or carrying of any Margin Stock. The Borrower will not use any Letter of Credit for the purchasing or carrying of Margin Stock.

         5.9 Compliance With Laws, Etc. Except as set forth in Section 5.7 relating specifically to Environmental Laws, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders except where noncompliance would not reasonably be expected to have a Material Adverse Effect, such compliance to include, without limitation (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not have a Material Adverse Effect and (B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

         5.10 Media Licenses. The Borrower will obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses, including without limitation, by filing with the FCC (i) those of the Loan Documents required to be filed under the FCC's rules and regulations within 30 days after the Initial Closing Date and the Second Closing Date, as applicable, and (ii) all reports (including Ownership Reports on Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with Communications Act and the rules and regulations of the FCC, except for such Media Licenses in respect of the Primary Stations the failure of which to obtain, maintain or preserve will not have a Material Adverse Effect.

         5.11 Guarantees, Etc. The Borrower will cause each of its Subsidiaries hereafter formed or acquired (except the License Subsidiaries) to execute and deliver to the Administrative Agent promptly upon the formation or acquisition thereof (i) a Guarantee in form and substance satisfactory to the Majority Lenders, guaranteeing the Obligations, (ii) a Guarantor Security Agreement, in form and substance satisfactory to the Majority Lenders, granting to the Administrative Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Administrative Agent indicating the Lenders' first priority (except for Liens or other security interests permitted under Section 6.3 which have priority by operation of law and except for any pari passu Lien permitted by Section 6.3(l)) Lien on such personal property and
(iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance reasonably satisfactory to the Managing Agents and, in connection with such deliveries, cause to be delivered to the Administrative Agent (A) the stock certificates representing the issued and outstanding shares of stock of such Subsidiaries, together with undated stock powers executed in blank, (B) a favorable written opinion of counsel reasonably satisfactory to the Managing Agents as to such matters relating thereto as any Lender through the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Managing Agents and (C) such other agreements, instruments, approvals or other documents as any Lender through the Administrative Agent may reasonably request.

         5.12 License Subsidiaries. The Borrower will cause (i) all Material Media Licenses owned by the Borrower or its Subsidiaries on the Initial Closing Date, and (ii) all Media Licenses acquired by the Borrower or its Subsidiaries on or after the Initial Closing Date, to be held in License Subsidiaries at all times.

         5.13 Interest Rate Protection. (a) As soon as possible, and in any case within 45 days after the Initial Closing Date, the Borrower shall enter into Interest Rate Agreements, each in form and substance reasonably satisfactory to the Managing Agents, covering a minimum of 50% of the outstanding Term Loans and Revolving Loans at such time for a minimum period of two years at a maximum blended average all-in rate of 8.5%.

         (b) As soon as possible, and in any case within 15 days after receipt of a written request from the Administrative Agent, the Borrower shall enter into Interest Rate Agreements with respect to 50% of the outstanding Incremental Loans at such time which are not subject to Interest Rate Agreements for a minimum period of two years at such rate as shall be acceptable to the Managing Agents.

         5.14 Acquisition of Real Property in Fee Simple. The Borrower and its Subsidiaries shall submit to the Managing Agents for their prior approval any documents relating to any fee simple real property interest to be acquired by the Borrower or any of its Subsidiaries having a purchase price (together with the assumption of Indebtedness or purchase money Indebtedness relating thereto) in excess of $10,000,000. Each such document shall be subject to the approval of the Managing Agents, which approval shall not be unreasonably withheld or delayed. In the event the Managing Agents fail to respond within 10 Business Days following receipt of such document, then such document shall be deemed approved. The Managing Agents may request that any fee simple real property interest having a purchase price in excess of $10,000,000 shall become part of the Collateral or the Guarantor Collateral and the Borrower and its Subsidiaries shall provide or cause to be provided any and all information relating to such real property interest and any and all Collateral Documents or Guarantor Collateral Documents and other documents to be executed in connection therewith requested by the Managing Agents and provide the Managing Agents with title insurance as a condition to approval.

         5.15 Leases and Licenses. The Borrower shall or shall cause its Subsidiaries to perform and carry out all of the provisions of all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "Occupancy Agreements") to be performed by the Borrower or any of its Subsidiaries and shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof.

         5.16 Notices. The Borrower will provide, and will cause its Subsidiaries to provide to the Managing Agents, within 5 days following receipt by the Borrower or such Subsidiary, copies of all notices received by the Borrower or such Subsidiary (i) under any Material Agreement, relating to any default, any claimed force majeure or any other material provision thereof and
(ii) from the Internal Revenue Service or other taxing authority relating to any dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrower or such Subsidiary, would have a Material Adverse Effect.

         5.17 Accounts. The Borrower shall maintain, and shall cause its Subsidiaries to maintain, a cash management system reasonably satisfactory to the Managing Agents and will cause all operating and checking accounts (except for payroll accounts and other local Station accounts and petty cash accounts) designated by the Managing Agents to be maintained with the Administrative Agent, a Managing Agent or a Lender and, as of the Initial Closing Date, all accounts of the Borrower and each Subsidiary shall be pledged in favor of the Administrative Agent, for the benefit of the Lenders pursuant to the Security Agreement or a Guarantor Security Agreement, as applicable.

         5.18 Sponsor Loans. Prior to the Second Closing Date, the Lenders hereby require the applicable lenders under the Sponsor Loan Documents to make the Sponsor Loans in an amount equal to 15% of Combined Net Time Sales at the times and on the dates specified in the Sponsor Loan Documents.

         SECTION 6.  NEGATIVE COVENANTS

         The Borrower hereby agrees that from and after the Initial Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender, the Managing Agents or the Administrative Agent hereunder, or any Letter of Credit remains outstanding:

         6.1 Financial Condition Covenants. The Borrower shall not:

         (a) Maximum Total Debt Ratio. Permit the Total Debt Ratio at any time (but EBITDA shall be as of the end of the last fiscal quarter for which financial statements under Section 5.1(c) shall have been required to be delivered, unless a covenant compliance certificate together with financial statements for the relevant period shall have been delivered to the Lenders for a more recent period, in which case EBITDA set forth therein shall be used for calculating this ratio) of the Borrower and its Subsidiaries on a consolidated basis to exceed the following levels for the periods indicated:

                         Period                               Ratio
                         ------                               -----
           Initial Closing Date to and including
                    December 30, 1997                         5.50:1

           December 31, 1997 to and including
                    December 30, 1998                         5.25:1

           December 31, 1998 to and including
                    December 30, 1999                         4.75:1

           December 31, 1999 to and including
                    December 30, 2000                         4.25:1

           December 31, 2000 and thereafter                   4.00:1


; provided that, prior to the first anniversary of the Initial Closing Date EBITDA, as used in the Total Debt Ratio, will be calculated on a pro forma basis giving effect to the following adjustments (as so adjusted, "Pro Forma EBITDA"):
(x) EBITDA will be calculated for the Combined Entities for the fiscal quarter most recently ended at the immediately preceding three fiscal quarters, (y) proceeds of Sponsor Loans will be subtracted to the extent included in EBITDA and (z) accrued management fees shall be added to the extent such fees reduced Net Income.

         (b) Minimum Total Interest Coverage Ratio. Permit the Total Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower and its Subsidiaries to be less than the following levels for the periods indicated:

                                 Period                       Ratio
                                 ------                       -----
                  Initial Closing Date to and including
                           December 30, 1996                  2.00:1

                  December 31, 1996 to and including
                           December 30, 1997                  2.20:1

                  December 31, 1997 to and including
                           December 30, 1998                  2.40:1

                  December 31, 1998 and thereafter            2.60:1

; provided that, prior to the first anniversary of the Initial Closing Date, (i) EBITDA, as used in Total Interest Coverage Ratio will be Pro Forma EBITDA and
(ii) Interest Expense, as used in Total Interest Coverage Ratio, will be calculated on an annualized basis.

         (c) Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower and its Subsidiaries to be less than 1.10:1; provided that, prior to the first anniversary of the Initial Closing Date (i) EBITDA, as used in the Fixed Charge Coverage Ratio will be Pro Forma EBITDA, (ii) Capital Expenditures and Cash Income Taxes will be calculated for the Combined Entities for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (iii) Restricted Payments will be calculated for the Combined Entities for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iv) Interest Expense, as used in the calculation of Fixed Charge Coverage Ratio, will be on an annualized basis.

         6.2 Limitation on Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

         (a) Indebtedness created hereunder and under the Notes;

         (b) Indebtedness of the Borrower or any of its Subsidiaries secured by Liens permitted with respect to the Borrower or its Subsidiaries by Section 6.3;

         (c) Subordinated Incremental Indebtedness of the Borrower;

         (d) Indebtedness of the Borrower (other than Indebtedness referred to in Section 6.2(a)) approved in advance by the Majority Lenders, in an aggregate principal amount not exceeding $20,000,000 at any time outstanding in favor of any Lender or

Lenders, which Indebtedness shall be secured on a pari passu basis= with the Loans;

         (e) unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $100,000,000 at any time outstanding;

         (f) Indebtedness of the Borrower outstanding on the Initial Closing Date and listed on Schedule 5 or reflected in the pro forma financial statements referred to in Section 3.1(b);

         (g) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower or any existing Subsidiary no Default shall have occurred and be continuing;

         (h) unsecured Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary or secured Indebtedness of any Subsidiary owing to the Borrower or any Guarantor or any Indebtedness of the Borrower to any Subsidiary of any Guarantor;

         (i) the License Fee Guarantees; the Senior Subordinated Notes (which shall be defeased on the Initial Closing Date); the Junior Subordinated Notes, in amounts in existence on the Initial Closing Date; and, until the Second Closing Date, the Galavision Note;

         (j) prior to the Second Closing Date, the Sponsor Loans and Indebtedness under the Program Cost Sharing Agreement;

         (k) Indebtedness (i) under any Interest Rate Agreement required pursuant to Section 5.13, (ii) evidenced by performance bonds or letters of credit issued in the ordinary course of business or reimbursement obligations in respect thereof, (iii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iv) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

         (l) trade credit incurred to acquire goods, supplies, services and incurred in the ordinary and normal course of business;

         (m) Lease Expenses which the Borrower or its Subsidiaries are not prohibited from incurring pursuant to Section 6.12;

         (n) all deferred taxes (where such deferral is otherwise permitted under the terms of this Agreement and under applicable law); and

         (o) Indebtedness of the Borrower not to exceed in aggregate amount $20,000,000 secured by any purchase money Lien incurred in connection with the acquisition (after the Initial Closing Date) by the Borrower of real or personal property (provided, that the mandatory prepayment of the Loans required by Section 2.6(e) shall have been made);

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to create, incur, assume or suffer to exist any Indebtedness.

         6.3 Limitation on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens created hereunder or under any of the other Loan Documents;

         (b) Liens existing on any Property at the time of its acquisition and not created in anticipation of such acquisition;

         (c) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

         (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (e) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

         (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

         (i) Liens on the Borrower's assets in existence on the Initial Closing Date listed on Schedule 6 or described in the pro forma financial statements referred to in Section 3.1(b) or in any notes thereto, securing Indebtedness permitted by Section 6.2(f), provided that no such Lien is spread to cover any additional property after the Initial Closing Date and that the amount of Indebtedness secured thereby is not increased;

         (j) Liens securing Indebtedness of the Borrower permitted by Section 6.2(o) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the property financed by such Indebtedness,
(iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property;

         (k) Liens on the Property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Section 6.2(g), provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary and (iii) the amount of Indebtedness secured thereby is not increased;

         (l) Liens on Property or assets securing Indebtedness permitted under
Section 6.2(d); and

         (m) Liens on Property or assets securing leases permitted pursuant to
Section 6.12(i).

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to incur any consensual Liens or Liens securing the payment of Indebtedness for money borrowed or guaranteed.

         6.4 Limitation on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

         (a) that the Borrower and its Subsidiaries may effect the corporate reorganization described in Section 3.30 on or prior to the Second Closing Date; and

         (b) that, upon at least 15 days' prior notice to the Managing Agents, any Subsidiary of the Borrower may merge into the Borrower or into any other wholly-owned Subsidiary of the Borrower, provided that the obligations of the merging entity are assumed by the Borrower or such wholly-owned Subsidiary, as applicable.

         Notwithstanding the foregoing, the License Subsidiaries shall not merge, consolidate, amalgamate or liquidate, wind up or dissolve or convey, sell, lease, assign (except pursuant to the Loan Documents), transfer or otherwise dispose of, all or substantially all of their respective property or assets.

         6.5 Limitation on Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition, unless the Borrower makes the mandatory prepayment, if any, required in connection therewith pursuant to Section 2.6 and unless such Asset Disposition shall be for fair market value. Fair market value shall be determined by the Board of Directors of the Borrower or its management committee, in the case of Asset Dispositions relating to assets having a book value of $10,000,000 or less, and by an independent appraisal firm reasonably satisfactory to the Majority Lenders, in the case of Asset Dispositions relating to assets having a book value over $10,000,000. In any case, the Borrower may not sell, and will not permit any of its Subsidiaries to sell, any Primary Station or the stock or partnership interests of any License Subsidiary.

         6.6 Limitation on Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding (except only such dividends, payments or other amounts payable to the Borrower or a wholly-owned Subsidiary of the Borrower), and (b) if a partnership, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (except distributions to the Borrower or any wholly-owned Subsidiary of the Borrower) (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except for:

         (i) Restricted Payments in an aggregate amount not exceeding $250,000,000 made by the Borrower and/or its Subsidiaries on the Initial Closing Date and/or the Second Closing Date in connection with the transactions contemplated hereby;

         (ii) Restricted Payments paid by the Borrower to PTI Holdings for the repurchase of its Junior Subordinated Note in accordance with Sections 3.15 and 6.8; and

         (iii) such other Restricted Payments as the Borrower or its Subsidiaries may elect to make, provided that (x) the Total Debt Ratio as of the date of the most recent quarterly or annual financial statements delivered pursuant to Section 5.1 after giving effect to the making of such Restricted Payment is less than 3.50:1, (y) no Default has occurred and its continuing or would result from the making of such Restricted Payment, and (z) the Borrower is in compliance with the Fixed Charge Coverage Ratio (calculated on a basis so as to include such Restricted Payments as a fixed charge) as of the date thereof.

Notwithstanding anything herein to the contrary, neither the Borrower nor its Subsidiaries shall make or permit Restricted payments (i) in excess of $100,000,000 prior to the Second Closing Date or (ii) in excess of $250,000,000 (less Restricted Payments made pursuant to clause (i)) on the Second Closing Date.

         6.7 Limitation on Investments, Loans and Advances. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, except for:

         (a) the Borrower's ownership interest in its Subsidiaries and certain Subsidiaries' ownership interests in certain other Subsidiaries, in each case on or prior to the Second Closing Date and as set forth in Section 3.30;

         (b) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and that have a value which may be readily established and which are investment grade, including any such investment that may be readily sold or otherwise liquidated;

         (c) extensions of trade credit in the ordinary course of business;

         (d) advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

         (e) investments constituting non-cash consideration received in connection with an Asset Disposition, provided that such non-cash consideration shall not exceed 15% of the aggregate consideration received for such Asset Disposition; and provided further that the aggregate amount of any such non-cash consideration with respect to all Asset Dispositions shall not exceed $5,000,000 at any one time outstanding;

         (f) investments in existence as of the Initial Closing Date, as set forth on Schedule 12;

         (g) Acquisitions; provided that (i) the aggregate Consideration with respect to any Acquisition shall not exceed the sum of (A) the Net Proceeds of any Equity Offerings available for such purpose, (B) 25% of Excess Cash Flow not required for the mandatory repayment described in Section 2.6(b) and otherwise available for such purpose, (C) the Aggregate Available Revolving Loan Commitment at such time less $25,000,000 and (D) the Aggregate Incremental Loan Commitment less the aggregate principal amount of Incremental Loans, if any, made hereunder (regardless of whether such Incremental Loans have been repaid or are outstanding); (ii) no Default has occurred and is continuing or would result from the consummation of such Acquisition (and the Borrower shall have delivered a Covenant Compliance Certificate showing pro forma calculations assuming such Acquisition had been consummated to the Administrative Agent); (iii) the Acquisition (if of a radio or television station), has received final FCC approval and evidence thereof satisfactory to the Administrative Agent has been provided to the Administrative Agent; (iv) the Administrative Agent shall have received, reviewed and approved (such approval not to be unreasonably withheld) the form of all documents setting forth the terms of, effecting or otherwise relating to, such Acquisition; (v) the Borrower shall be in compliance with the Total Debt Ratio on a pro forma basis assuming such Acquisition had been consummated; and (vi) the Administrative Agent shall have received, reviewed and approved all documents reasonably requested by the Administrative Agent to insure that the Lenders have a first priority security interest in, and assignment of, any Program Services Agreements and all material real property and all other assets and interests acquired, including consents of third parties if reasonably requested by the Managing Agents;

         (h) investments permitted under Section 6.2(h);

         (i) investments not otherwise referred to in this Section 6.7 in an aggregate amount not to exceed $50,000,000 during the term of this Agreement, provided that no such investment shall be permitted if at the time of the making thereof a Default has occurred and is continuing or would result from the making of such investment; and

         (j) investments in Entravision permitted by Section 3.15(a)(ii)(D).

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to make any investments.

         6.8 Limitation on Modifications of Debt Instruments; Repurchase of Junior Subordinated Notes; Payment of Programming Costs Under Program Cost Sharing Agreement. (a) The Borrower shall not, and shall not permit any Subsidiary to amend the subordination provisions of the Subordinated Indebtedness or any guarantee thereof.

         (b) Notwithstanding anything to the contrary contained herein, the Borrower shall not repurchase, or permit PTI Holdings to repurchase, any Junior Subordinated Note if the aggregate purchase price paid for the Junior Subordinated Notes would exceed the accreted value thereof or if any Default has occurred and is continuing, or would result from such repurchase.

         (c) Notwithstanding any other provision in this Section to the contrary, UTG may, with respect to the payment of programming costs due from Univisa or Venevision pursuant to the Program Cost Sharing Agreement, in the absence of any Default, permit the outstanding principal balance of the Sponsor Loans to be reduced in an amount equal to, and in lieu of, such cash payments, in accordance with the terms of the Program Cost Sharing Agreement Waiver.

         6.9 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary less than wholly-owned, directly or indirectly, by the Borrower, unless such transaction
(i) is otherwise permitted under this Agreement or (ii) is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or (iii) is pursuant to any Material Agreement.

         6.10 Fiscal Year. The Borrower shall not permit the fiscal year of the Borrower or any of its consolidated Subsidiaries to end on a day other than December 31, except with the consent of the Majority Lenders (which consent shall not be unreasonably withheld and which consent may be conditioned upon adjusting the covenants in a manner to give each of the parties hereto substantially the same protection and benefits as were in effect prior to any such change in the fiscal year of the Borrower or any of its consolidated Subsidiaries).

         6.11 Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or suffer to exist, any agreement (other than this Agreement) with any Person other than the Lenders which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary.

         6.12 Lease Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property; or create, incur or suffer to exist, or permit any of the Subsidiaries to create, incur or suffer to exist, any obligations as lessee for the payment of Lease Expenses for any real or personal property under leases or arrangements to lease, other than (i) Indebtedness permitted under Section 6.2(o) which might constitute Capitalized Lease Obligations, (ii) rental expense with respect to Capitalized Lease Obligations, provided that the aggregate amount thereof shall not exceed $5,000,000 in any fiscal year, (iii) Lease Expenses for long-term operating leases (other than Transponder Leases), provided that the aggregate amount thereof shall not exceed $7,000,000 in any fiscal year and (iv) Lease Expenses under Transponder Leases.

         6.13 Unfunded Liabilities. The Borrower shall not permit unfunded liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $5,000,000 at any time.

         6.14 Management Fees. The Borrower shall not, and shall not permit any of its Subsidiaries to, pay any management fees for services rendered other than
(i) management fees to Persons not Affiliates for services rendered and incurred in an arm's length transaction and in the ordinary course of the Borrower's or such Subsidiaries' business, (ii) management fees payable by Subsidiaries of the Borrower to the Borrower or a wholly-owned Subsidiary of the Borrower and (iii) accrued Management Fees to be paid on the Second Closing Date.

         6.15 Material Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries or any other Loan Party to, enter into or permit (i) any termination of the Material Agreements (except as such agreements may terminate in accordance with their terms and except for such agreements which cease to be included in the definition of "Material Agreements" upon the occurrence of the Second Closing Date), (ii) any modification or amendment of any provision of any Material

Agreement, which modification or amendment would have a Material Adverse Effect,
(iii) any modification or amendment of any Sponsor Loan Document, (iv) any modification or amendment of (a) the Program Cost Sharing Agreement (other than the Program Cost Sharing Agreement Waiver) which would change the terms of any payment thereunder, which would be adverse to the Lenders or which would be material or (b) the Program License Agreements which would change the terms of any payment thereunder, which would decrease the availability of programming thereunder, which would be adverse to the Lenders or which would be material or
(v) any other modification or amendment of any provision of any Material Agreement (provided, that the Borrower shall give the Managing Agents (who shall, in turn, promptly notify the Lenders), at least 10 days' prior notice of all such proposed modifications and amendments under this clause (v) and if the Majority Lenders do not vote to disapprove such proposed modification or amendments within such 10-day notice period, the Lenders shall be deemed to have approved such proposed modifications or amendments). Further, the Sponsor Loans shall not be converted, under any circumstances, as currently provided in
Section 4 of the Televisa Scheduled Loan Note and the Venevision Scheduled Loan Note, each dated as of December 15, 1992 (which are both Sponsor Loan Documents).

         6.16 Limitation on Equity Offerings. The Borrower shall not, and shall not permit any of its Subsidiaries to, consummate, agree to consummate, or enter into any underwriting agreement or similar agreement for any Equity Offering of the Capital Stock of the Borrower or any Subsidiary, except for Equity Offerings in which (i) 100% of the Net Proceeds thereof are used for Acquisitions permitted by Section 6.7(g) or (ii) 80% of the Net Proceeds thereof are used to make the prepayment required by Section 2.6(d); provided that the Borrower or any Subsidiary may use less than 100% of the Net Proceeds of an Equity Offering for an Acquisition permitted by Section 6.7(g) if 80% of that portion of such Net Proceeds not used for an Acquisition are used to make the prepayment required by Section 2.6(d).

         SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal on any Note when due or the Borrower shall fail to pay any interest on any Note within two Business Days after any such interest becomes due in accordance with the terms thereof and hereof or the Borrower shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.2(f), 5.3, 5.4, 5.8, 5.9, 5.10, 5.12, 5.13, or
any provision of Section 6; or

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section ), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower and
(ii) actual knowledge thereof by a senior officer of such Loan Party or any provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other Person having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

         (e) Any Guarantee shall cease, for any reason, to be in full force and effect; or

         (f) The Borrower or any other Loan Party shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Notes), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $5,000,000 or greater or (B) any Guarantee Obligation with respect to an amount of $5,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or
(ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; or

         (g) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbounded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

         (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the Borrower or any other Loan Party to any tax, penalty or other liabilities in the aggregate to exceed $5,000,000; or

         (i) One or more judgments or decrees shall be entered against the Borrower or any other Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrower or any other Loan Party that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (j) There shall occur any default in the material observance or material performance of any Material Agreement or any such Material Agreement shall terminate or otherwise no longer be in full force and effect; or

         (k) Any Media License required for the lawful ownership, lease, control, use, operation, management or maintenance of a Primary Station shall be canceled, terminated, rescinded, annulled, revoked, suspended or limited, or amended or otherwise modified in any material adverse respect, or shall fail to be renewed for any reason whatsoever; or any such Media License, the loss of which would have a Material Adverse Effect, shall no longer be in full force and effect; or the grant of any such Media License, the loss of which would have a Material Adverse Effect, shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or

         (l) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Administrative Agent, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect, or any security interest created under any Loan Document shall for any reason other than an act or omission by the

Administrative Agent, cease to be a valid and perfected first priority (except for any pari passu Liens permitted by Section 6.3(l) and any Lien or security interests permitted under any of the Loan Documents, which have priority by operation of law) security interest or Lien (except as otherwise stated or permitted herein or therein) in any material portion of the Collateral, the Guarantor Collateral or the property purported to be covered thereby; or

         (m) A Change in Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrower and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower and the commitment to issue Letters of Credit to be terminated forthwith, whereupon such Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrower shall make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount. In all cases, with the consent of the Majority Lenders, the Administrative Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section , presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

         SECTION 8. THE ADMINISTRATIVE AGENT AND THE MANAGING AGENTS

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as Administrative Agent and Chase and Paribas as the Managing Agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Administrative Agent, and Chase and Paribas, as the Managing Agents, for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the

Administrative Agent or the Managing Agents, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Managing Agents in such respective capacities.

         8.2 Delegation of Duties. The Administrative Agent and the Managing Agents may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Managing Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither the Administrative Agent, the Managing Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Managing Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any Guarantor to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Managing Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any Guarantor.

         8.4 Reliance by Administrative Agent and Managing Agents. The Administrative Agent and the Managing Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by any of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Administrative Agent or the Managing Agents. The Administrative Agent and the Managing Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent or the Managing Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except those incurred solely as a result of the Administrative Agent's or any Managing Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         8.5 Notice of Default. Neither the Administrative Agent nor the Managing Agents shall be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Managing Agents and the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Administrative Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

         8.6 Non-Reliance on Administrative Agent, Managing Agents and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Managing Agents hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or the Guarantors, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Managing Agents to any Lender. Each Lender represents to the Administrative Agent and the Managing Agents that it has, independently and without reliance upon the Administrative Agent or the Managing Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary and the Guarantors and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Managing Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Managing Agents hereunder, the Administrative Agent and the Managing Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Subsidiary or any Guarantor which may come into the possession of the Administrative Agent or the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Managing Agents in their respective capacities as such (to the extent not reimbursed by the Borrower, the Subsidiaries or the Guarantors and without limiting the obligation of such Persons to do so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Managing Agents, in their respective capacities as Administrative Agent and Managing Agents, but not as Lenders hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Managing Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Managing Agents' gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

         8.8 Administrative Agent and Managing Agents in Their Individual Capacities. The Administrative Agent, each Managing Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary and the Guarantors as though the Administrative Agent and such Managing Agent were not the Administrative Agent and a Managing Agent, respectively, hereunder and under the other Loan Documents. With respect to the Administrative Agent or any Managing Agent the Loans made or renewed and the Letters of Credit issued or participated in by the Administrative Agent or such Managing Agent, as applicable, and any Note issued to any of the Administrative Agent or the Managing Agents, as the case may be, shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or a Managing Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Managing Agents in their individual capacities.

         8.9 Successor Administrative Agent or Managing Agents. The Administrative Agent or any Managing Agent may resign as Administrative Agent or Managing Agent, respectively, upon 30 days' notice to the Lenders and the Lenders having Commitments equal to or more than 51% of the Aggregate Commitment and, at any time Loans or Letters of Credit are outstanding, Lenders with outstanding Loans (or outstanding Letter of Credit participations) having an unpaid principal balance (plus, with respect to Letters of Credit, having participations therein representing available undrawn balances or unreimbursed drawings) equal to more than 51% of all Loans, undrawn balances and unreimbursed drawings outstanding (excluding from such calculation Lenders which have failed or refused to fund a Loan or participate in a Letter of Credit when required to do so) may at any time remove the Administrative Agent or either or both of the Managing Agents. If the Administrative Agent or any Managing Agent shall be removed or shall resign as Administrative Agent or Managing Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor administrative agent or managing agent, as the case may be, for the Lenders, which successor administrative agent or managing agent, as the case may be, shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor administrative agent or managing agent, as the case may be, shall succeed to the rights, powers and duties of the Administrative Agent and the Managing Agent and the term "Administrative Agent" or "Managing Agent" shall mean such successor administrative agent or managing agent, as the case may be, effective upon its appointment, and the former Administrative Agent's or Managing Agent's rights, powers and duties as Administrative Agent or Managing Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Managing Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's or Managing Agent's removal or resignation as Administrative Agent or Managing Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Managing Agent, as the case may be, under this Agreement and the other Loan Documents. Further, if the Administrative Agent or any Managing Agent no longer has any Loans, Letter of Credit participations or Commitments hereunder, the Administrative Agent or such Managing Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9. In addition, after the replacement of an Administrative Agent hereunder, the retiring Administrative Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Administrative Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         8.10 Managing Agents. Without limiting any provision contained in this
Section 8, none of the Lenders identified in this Agreement as a "Managing Agent" or a "Co-Agent" shall have, except as and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section . With the prior written consent of the Majority Lenders and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Loan Party), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Commitment, or amend, modify or waive any provision of Section 2.5 or 2.6(f), in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Loan Party from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral or any material portion of the Guarantor Collateral, except for any Asset Disposition or release of Lien permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(i), 2.2(f), 2.3(g), or 2.12; or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through (i)(f) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.4 with respect to the making of a Revolving Loan, or reduce the percentage specified in, or otherwise modify the definition of, Majority Revolving Loan Lenders, without the written consent of the Majority Revolving Loan Lenders; or
(iii) amend, modify or waive any provision of Section 4.3 or 4.4 with respect to the making of an Incremental Loan, or reduce the percentage specified in, or otherwise modify the determination of, Majority Incremental Loan Lenders, without the written consent of the Majority Incremental

Loan Lenders; or (iv) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent and the then Managing Agents, or any provision affecting the rights and duties of the Administrative Agent as the issuer of Letters of Credit without the consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent, the Managing Agents and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties or the Lenders, the Managing Agents and the Administrative Agent, shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower, the Managing Agents and the Administrative Agent, and as set forth in Schedule 3, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:                Univision Communications Inc.
                                      c/o Chartwell Partners
                                      1901 Avenue of the Stars
                                      Suite 680
                                      Los Angeles, California 90067
                                      Attention:  Stephen P. Rader
                                      Telecopy:   (213) 556-3568

         Chase, as                    The Chase Manhattan Bank
         Administrative Agent         1 Chase Manhattan Plaza
         and a Managing Agent:        4th Floor
                                      New York, New York 10081
                                      Attention:  Stephen P. Mumblow
                                      Telecopy:   (212) 552-4905

                                      with a copy to:
                                      Agent Bank Services Group
                                      140 East 45th Street, 29th Floor
                                      New York, New York 10017

                                      Attention:  Janet Belden
                                      Telecopy:  (212) 622-0002

         Paribas, as                  Banque Paribas
         a Managing Agent:            101 California Street, Suite 3150
                                      San Francisco, California  94111
                                      Attention:  Linda L. Aleshire
                                      Telecopy:   (415) 398-4240

provided that any notice, request or demand to or upon the Administrative Agent, the Managing Agents or the Lenders pursuant to Section 2.1, 2.2, 2.4, 2.5, 2.7,
2.11 and 2.14 or any notice to the Borrower pursuant to Section 7 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Managing Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes (but shall not be deemed to be restated unless otherwise expressly provided for).

         9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Managing Agents for all their reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Managing Agents, (b) after the occurrence and during the continuance of a Default, to pay or reimburse each Managing Agent, each Co-Agent, the Administrative Agent and each Lender, for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Administrative Agent, the Managing Agents, the Co-Agents and each Lender and the allocated reasonable cost of internal counsel to the Managing Agents, the Administrative Agent, the Co-Agents and each Lender, (c) to pay, and indemnify and hold harmless each Lender, each Managing Agent and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender, each Managing Agent and the Administrative Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated reasonable cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders, the Managing Agents and the Administrative Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, the IPO or the use of the proceeds of the Loans or the Letters of Credit and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, any Managing Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, such Managing Agent, such Co-Agent or such Lender or their agents or attorneys-in-fact, (ii) legal proceedings commenced against the Administrative Agent, any Managing Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against any Lender, the Administrative Agent or any Managing Agent by any other Managing Agent or Lender or the Administrative Agent with respect to fee arrangements and other payment obligations between the Administrative Agent, the Managing Agents and the Lenders. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder. The Administrative Agent, the Managing Agents and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

         9.6 Successors and Assigns; Participations; Purchasing Lenders; Additional Incremental Lenders.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Managing Agents, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender except as permitted pursuant to Section 6.4.

         (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Loan Party or any substantial portion of the Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Managing Agents and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount continuing of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.15, 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans and the Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional lenders or financial institutions, which additional lenders shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit D, executed by such Purchasing Lender and such transferor Lender and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined in (d) below), provided, that any such sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance (or, with regard to the transfer of Incremental Loans, the portion of such Loans transferred), and if the transferor Lender has retained a Commitment hereunder (or Incremental Loans hereunder), new Notes to the order of the transferor Lender in an amount equal to the Commitments (or such Incremental Loans) retained by it hereunder. Such new Notes shall be dated the Closing Date (or, with respect to Incremental Loans, the original issuance date thereof) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled."

         (d) At the request of the Borrower, one or more additional lenders or financial institutions approved by the Managing Agents, such approval not to the unreasonably withheld ("Additional Incremental Lenders") shall become Incremental Lenders hereunder pursuant to a Joining Lender Agreement substantially in the form of Exhibit E, executed by such Additional Incremental Lender and the Borrower and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined in (e) below), provided, that (i) any such Additional Incremental Lender must have an Incremental Loan Commitment of at least $5,000,000, and (ii) such Additional Incremental Lender's Incremental Loan Commitment will not cause the Maximum Incremental Loan Facility to be exceeded. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Joining Lender Agreement, the Additional Incremental Lender thereunder shall be a party hereto and shall have the rights and obligations of an Incremental Loan Lender hereunder with an Incremental Loan Commitment as set forth therein. Such Joining Lender Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Additional Incremental Lender and the resulting adjustment of Incremental Loan Commitment Percentages. On or prior to the effective date determined pursuant to such Joining Lender Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent an Incremental Loan Note to the order of such Additional Incremental Lender in an amount equal to the Incremental Loan Commitment of such Lender as set forth in the Joining Lender Agreement. Such Incremental Loan Note shall be dated the issuance date thereof.

         (e) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance and each Joining Lender Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, and, if applicable, the Letters of Credit participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Managing Agents and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans and the participant in the Letters of Credit, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) or a Joining Lender Agreement executed by an Additional Incremental Lender and the Borrower, together with payment to the Administrative Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance or Joining Lender Agreement, as the case may be, and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (g) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee or prospective Transferee agrees to maintain the confidentiality of such information in accordance with the provisions of Section 9.18.

         (h) If, pursuant to this Section , any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee, or a Joining Lender Agreement is executed by any Additional Incremental Lender which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, or the Borrower shall cause such Additional Incremental Lender, concurrently with the effectiveness of such transfer or Joining Lender Agreement, (i) to represent to the transferor Lender or the Administrative Agent (as applicable) (for the benefit of the transferor Lender, the Administrative Agent, the Managing Agents and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Managing Agents, the Borrower, if applicable, or the transferor Lender with respect to any payments to be made to such Transferee or Additional Incremental Lender in respect of the Loans or, if applicable, the Letters of Credit, (ii) to furnish to the transferor Lender or the Administrative Agent (as applicable) (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee or Additional Incremental Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, if applicable, the Administrative Agent, the Managing Agents and the Borrower) to provide the transferor Lender or the Administrative Agent (as applicable) (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee or Additional Incremental Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (i) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Note, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

         9.7  Adjustments; Set-Off.

         (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter



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recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan or its participations in Letters of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Majority Lenders, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.10 Integration. This Agreement represents the entire agreement of the Borrower, the Administrative Agent, the Managing Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Managing Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

         9.12 Submission to Jurisdiction; Waivers; Appointment of Process Agent.
(a) The Borrower to the extent permitted by applicable law, hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the States of California and New York, the courts of the United States of America for the Central District of California and the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding in any such court was brought in an inconvenient court and agrees not to plead or claim the same; and

                  (iii) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction.

         9.13 Acknowledgements. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents; (b) neither the Administrative Agent, any Managing Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Administrative Agent, the Managing Agents and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

         (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

         9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.15 Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.16 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         9.17 Copies of Certificates, Etc. Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Administrative Agent or to the Managing Agents for delivery to any Lender, it shall do so in such number of copies as the Administrative Agent or the Managing Agents shall reasonably specify (provided, that if, for any reason, the Administrative Agent or the Managing Agents do not deliver such notices, certificates, opinions, statements or other information to any Lender, the Borrower shall deliver such items to such Lender upon the request of such Lender). Whenever the Administrative Agent or the Managing Agents receives from any Loan Party notices, certificates, opinions, statements or other information hereunder or under any other Loan Document for delivery to the Lenders, the Administrative Agent or the Managing Agents shall promptly deliver such items to each Lender, unless the Borrower is required by the terms hereof to deliver such items to such Lender itself.

         9.18 Confidentiality. The Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by any Loan Party but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender; provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.18 unless specifically prohibited by applicable law or court order, (b) each Lender shall use its best efforts to notify the Borrower of any requirement or request by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) and any requirement pursuant to legal process of or for disclosure of such information (other than in connection with litigation between any Loan Party and any Lender) and (c) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower and its Subsidiaries.

         9.19 Publicity. The Managing Agents shall have the right to review and approve (such approval not to be unreasonably withheld or delayed), in advance, any public announcements (in any form) and any filings describing or quoting from the credit arrangements reflected in this Agreement and the other Loan Documents, provided, however, that the Borrower (i) shall be permitted to file copies of any Loan Document with the SEC, the FCC or any other governmental agency as required by law and

(ii) shall also be permitted to disclose information concerning the Loan Documents if the Borrower's attorneys reasonably believe that such disclosure is required by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                      UNIVISION COMMUNICATIONS INC.

                                      By_________________________
                                        Name:
                                        Title:

                                      THE CHASE MANHATTAN BANK,
                                        as Administrative Agent, as
                                        a Managing Agent and as a Lender

                                      By_________________________
                                        Name:
                                        Title:

                                      BANQUE PARIBAS, as a Managing Agent
                                        and as a Lender

                                      By_________________________
                                        Name:
                                        Title:

                                      By_________________________
                                        Name:
                                        Title:

                                      THE BANK OF NEW YORK, as a
                                        Co-Agent and as a Lender

                                      By_________________________
                                        Name:
                                        Title:

                                      NATIONSBANK OF TEXAS, N.A., as a
                                        Co-Agent and as a Lender

                                      By_________________________
                                        Name:
                                        Title:

             [additional Co-Agents, if any, and Lenders to be added]







                                     -125-